UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

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CASTLE BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Our Mission

Improving health through innovative tests that guide patient care

Our Vision

To transform disease management by keeping people first: patients, clinicians, employees and investors

Our Values

ExCIITE: Excitement, Collaboration, Integrity, Innovation, Trust and Excellence

Who We Are

Castle Biosciences, Inc. (sometimes referred to as the "Company," "Castle," "we," "us" or "our") is applying innovative diagnostics to inform disease management and improve patient outcomes. For the diseases that our portfolio of tests cover, we believe the traditional approach to developing a treatment plan for cancers and other diseases using clinical and pathology factors alone is inadequate and can be improved by incorporating the personalized information our diagnostic and prognostic (or risk stratification) tests provide.

CASTLE BIOSCIENCES

Vision and Foundational Strategy

Since our inception in 2008, it has been our vision to **transform disease management** by keeping people first: patients, clinicians, employees and investors. This foundational strategy remains the guidepost for the direction of our company and the basis of long-term value creation.

Proven strategy designed to drive value creation for our stakeholders

FOCUS

on best/first-in-class tests with high, unmet clinical need and significant market opportunity

BUILD

robust clinical evidence

PENETRATE

target markets to further test adoption by clinicians and payers

Letter from our Chief Executive Officer April 9, 2025
DEAR FELLOW STOCKHOLDERS,
I am pleased to invite you to Castle Biosciences’ 2025 Annual Meeting of Stockholders, being held Thursday, May 22, 2025, at 10 a.m. Central time. Our Annual Meeting offers a valuable opportunity to engage with you and seek your perspectives on matters important to Castle. The following Notice of Annual Meeting and accompanying Proxy Statement provide important details regarding the meeting.
Our efforts over the past year have positively impacted the care of thousands of patients, a success made possible through the dedication and passion of our incredible Castle team. Their unwavering commitment to our mission to improve health through our innovative tests that guide patient care was a key component driving our exceptional performance in 2024. We delivered full-year revenue of $332 million, representing growth of 51% over 2023, and saw 36% growth in our year-over-year total test report volume.
We are confident in our ability to sustain our strong momentum that is shaping the future of patient care and delivering lasting value for our stakeholders.
We appreciate your ongoing engagement and encourage you to review the materials that follow to ensure your shares are represented at our meeting. Thank you for your continued investment in Castle and for your support that is helping us improve the care and lives of patients.
Sincerely,
Derek J. Maetzold
Founder, President & CEO

“Our full-year 2024 revenue increased by 51% over 2023 to $332 million, exceeding our 2024 revenue guidance of $320-330 million.”

i	Castle Biosciences 2025 Proxy Statement

Letter from our Independent Chair
TO MY FELLOW STOCKHOLDERS,
On behalf of the Board of Directors, I’d like to echo Derek's gratitude for your continued investment in Castle. The Board is committed to advancing Castle’s strategic initiatives aimed at generating lasting value for stockholders and believes that maintaining open, honest dialogue is essential to achieving these objectives. As such, the Board values your input to inform sound decision-making impacting the governance and future of Castle.
The Proxy Statement that follows includes information about the proposals to be voted on during the 2025 Annual Meeting. We encourage you to use one of the options outlined in this document to cast your votes and thank you in advance for your time in doing so.
Sincerely,
Daniel M. Bradbury
Independent Chair of the Board

“The Board is committed to helping Castle deliver on its growth objectives to continue to create value for its stakeholders, including patients, clinicians, employees and investors.”

Castle Biosciences 2025 Proxy Statement	ii

Notice of Annual Meeting of Stockholders to be held on May 22, 2025 at 10am CT The San Luis Resort, Spa and Conference Center 5222 Seawall Boulevard, Galveston, Texas 77551

DEAR STOCKHOLDER:
You are cordially invited to attend the 2025 annual meeting of stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) of Castle Biosciences, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, May 22, 2025, at 10:00 a.m. Central Time at the San Luis Resort, Spa and Conference Center, 5222 Seawall Boulevard, Galveston, TX 77551, for the following purposes:

April 9, 2025
Friendswood, Texas
—
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on Thursday, May 22, 2025, at 10:00 a.m. Central Time.
Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com.
Your vote is important.
Stockholders as of April 1, 2025 are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the internet, by telephone, or if you received a paper proxy card and voting instructions by mail, voting your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy the Proxy Statement accompanying this Notice.
The inclusion of our website address here or elsewhere in the Proxy Statement accompanying this Notice does not incorporate by reference into the Proxy Statement the information on or accessible through our website.

1	To elect the three Class III directors nominees named in the Proxy Statement to hold office until the 2028 annual meeting of stockholders.

2	To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

4	To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company to the maximum extent permitted by Delaware law.

5	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 1, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuation or postponement thereof.
On or about April 9, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including how to vote via the internet, by telephone or by mail.
By Order of the Board of Directors,
Derek J. Maetzold
President and Chief Executive Officer

iii	Castle Biosciences 2025 Proxy Statement

Castle Biosciences 2025 Proxy Statement	iv

PROPOSAL 4 - TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY TO THE MAXIMUM EXTENT PERMITTED BY DELAWARE LAW	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
EXECUTIVE OFFICERS	45
COMPENSATION DISCUSSION AND ANALYSIS	46
Named Executive Officers	46
Business Overview	46
Executive Compensation Philosophy and Objectives	47
Summary of our Executive Compensation Program	48
2024 Stockholder Outreach	49
Stockholder Feedback and Board Responsiveness	51
Compensation Committee Oversight of Compensation-Related Risks	52
Compensation Determination Process	54
Elements of Our Executive Compensation Program	57
Agreements with our NEOs	62
Potential Benefits upon Termination or Change-in-Control	63
Pension Benefits and Nonqualified Deferred Compensation	65
Other Compensation Practices and Policies	65
Compensation Committee Report	67
EXECUTIVE COMPENSATION TABLES	68
Summary Compensation Table	68
Grants of Plan-Based Awards	69
Outstanding Equity Awards at Fiscal Year-End	70
Option Exercises and Stock Vested in 2024	72
Potential payments Upon Termination or Change-in-Control	72
CEO PAY RATIO	75
PAY VERSUS PERFORMANCE	76
DELINQUENT SECTION 16(a) REPORTS	80
EQUITY COMPENSATION PLAN INFORMATION	81
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATIONS	86
HOUSEHOLDING OF PROXY MATERIALS	88
ANNUAL REPORT ON FORM 10-K	89
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	90
OTHER MATTERS	96
APPENDIX A - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	97

v	Castle Biosciences 2025 Proxy Statement

Proxy Summary

VOTING MATTERS
Please read this Proxy Statement for the 2025 annual meeting of stockholders (including any adjournments, continuations or postponements thereof) of Castle Biosciences, Inc., a Delaware corporation and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 before voting on the following matters:

Proposals		Board Vote Recommendation	Page Reference (for more detail)

1	Election of Three Class III Directors	FOR ALL	10

2	Ratification of Independent Auditor	FOR	35

3	Advisory Approval of Executive Compensation (Say-on-Pay)	FOR	38

4	Approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company to the maximum extent permitted by Delaware law	FOR	39

HOW TO VOTE

By Internet (www.proxyvote.com)	By Phone (1-800-690-6903)	By Mail (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717)

See this Proxy Statement for directions on voting by proxy and to see how your votes are counted.
BUSINESS OVERVIEW
Our commercially available proprietary tests focus on answering clinical questions arising during the treatment of:
•Dermatologic cancers — DecisionDx®-Melanoma, DecisionDx®-SCC, and MyPath® Melanoma
•Barrett’s esophagus — TissueCypher® Barrett’s Esophagus Test
•Uveal melanoma — DecisionDx®-UM
•Mental health diagnoses — IDgenetix®

$332M in revenue 51% year-over-year growth

96,071 delivered test reports 36% year-over-year growth

$293M in cash, cash equivalents and marketable investment securities as of December 31, 2024

157 peer-reviewed studies published across all franchises to date

Castle Biosciences 2025 Proxy Statement	1

Proxy Summary	Table of Contents
Our Test Portfolio
Our portfolio consists of test offerings to aid clinicians in the diagnosis and treatment of cancers or precancerous diagnoses in the fields of dermatology, gastroenterology and ophthalmology and a pharmacogenomic (“PGx”) test to guide optimal drug treatment for patients diagnosed with depression, anxiety and other mental health conditions.
Maintaining commercial success for our existing test portfolio requires generating ongoing evidence, such as clinical performance and clinical use documentation, to support appropriate clinician adoption, reimbursement success and guideline inclusion. The clinical validity and utility of our test portfolio is supported by peer-reviewed publications and ongoing clinical studies. Collectively, approximately 157 peer-reviewed articles have been published demonstrating the analytical validity, clinical validity and clinical utility of the tests in our portfolio.
2024 STOCKHOLDER OUTREACH
The Board is committed to sound corporate governance, which we believe requires feedback from our stockholders to inform the Board’s decisions and guide our overall approach to governance. Our stockholder outreach in 2024 provided the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance. We endeavor to maintain sound compensation and corporate governance practices and will continue to evaluate our executive compensation program to further align it with the long-term interests of our stockholders. We are committed to understanding stockholders’ perspectives and anticipate ongoing stockholder outreach.
For many years, we followed a consistent approach to the design of our executive compensation program. At our 2024 annual meeting of stockholders, we asked our stockholders to indicate their support for the compensation of our named executive officers by casting a non-binding, advisory vote “FOR” such compensation as described in the proxy statement (commonly known as a “Say-on-Pay” proposal). Our Say-on-Pay proposal received the support of approximately 97% of the votes cast. The Board is appreciative of this support and believes it indicates that stockholders are supportive of our pay program structure and the alignment we have created between management and stockholder interests. A key focus of our ongoing engagement with stockholders in 2024 was to continue the communication with respect to our executive compensation programs. We conducted a robust, Board-driven stockholder outreach and engagement program in the fall of 2024, which informed the Board’s decisions for 2025. We strive to continuously improve our compensation program to drive strong alignment with company performance and with our stockholders’ expectations. See “Stockholder Feedback and Board Responsiveness” on page 51.
We initiated our 2024 stockholder outreach in the fourth quarter to gather input on governance matters, including our executive compensation program. As part of this process, we reached out to stockholders representing 60% of our then-outstanding common stock and held discussions with all who expressed interest. These discussions were led by our Compensation Committee Chair, with participation from certain members of the executive management team, including our CEO and our Vice President of Investor Relations & Corporate Affairs.

2	Castle Biosciences 2025 Proxy Statement

Table of Contents	Proxy Summary
In 2024, our stockholder engagement discussions covered a wide range of topics, including:
•Executive compensation
•Shareholder rights
•Overlapping metrics in short- and long-term incentives
•Desire for CEO pay to align with Company performance and size
•Enhancement to proxy disclosures
•Board structure (classification/super majority vote)
•Artificial intelligence risks
After considering stockholder feedback gathered from previous years and in 2024, as well as input from management and based in part on the Compensation Committee’s independent compensation consultant, the Compensation Committee has continued to approve changes to align our executive compensation program with company growth. These changes over recent years and into 2024 have included:
•Continuing to expand the executive compensation disclosure in our proxy statement to respond to shareholder feedback and better describe the committee process and policy structure;
•Disclosing the material principles underlying Castle’s executive compensation policies and decisions and the most important factors relevant to changes we have made to better align our policies with investor feedback, ongoing trends and good governance practices such as:
◦Introducing performance-based equity incentive awards in the compensation package in 2022 for our executive officers with the grants to our CEO in 2024 and 2025 consisting of 50% performance-based equity;
◦Adopting an Incentive Compensation Recovery Policy (the “Clawback Policy”);
◦Adopting stock ownership guidelines for our directors and officers;
◦Aligning the 2024 performance-based equity incentive to the Company’s financial metrics and commercial pipeline goals;
◦Mitigating overlapping metrics between the short-term and long-term incentives by adding two new three-year performance metrics to our 2024 performance-based equity program that are separate from the metrics under our short-term incentive program;
◦Moving from a two-year performance period to a three-year performance period for performance-based equity awards in 2024 and 2025; and
◦Shifting of our annual grant cycle from the fourth quarter of the fiscal year to the first quarter of the subsequent year to (i) align with our final Board-approved budget, our fiscal year performance period, our goal setting and the reporting of our financial results and (ii) align with our commitment to performance-based equity as noted above.
Each of the above are outlined in more detail in this Proxy Statement. The Compensation Committee will continue to consider stockholder feedback and the outcomes of future Say-on-Pay votes when evaluating our executive compensation programs and practices and making compensation decisions for our executive officers.

Castle Biosciences 2025 Proxy Statement	3

Proxy Summary	Table of Contents
BOARD HIGHLIGHTS
Biographies for Class III Director Nominees (term expiring in 2025)
Set forth below is biographical information for the Class III director nominees. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for service as a director.

Name	Experience	Qualifications, Attributes and Skills
Class III - Term Expiring in 2025

Kimberlee S. Caple Audit Committee Nominating and Corporate Governance Committee
•In March 2025, she retired from her position as the President of the Genetic Science Division, at Thermo Fisher Scientific Inc.
•Previously served as the Vice President and General Manager of Genetics Sciences of the Genetics Sciences Business and the Vice President and General manager for the Capillary Electrophoresis Business Unit at Thermo Fisher Scientific Inc.
•Holds a B.S degree in biology from Purdue University.

•Life Science Industry Experience
•Financial Analysis & Control Experience
•Health System Experience
•R&D Scientific Leadership
•Regulatory/Lab Services Reimbursement
•Diversity of Skills, Background, and Perspective

G. Bradley Cole Audit Committee (Chair) Comp. Committee
•Previously served as General Manager of Precision Oncology, a unit of Exact Sciences Corporation.
•Previously served as Chief Financial Officer and Chief Operating Officer at Genomic Health.
•Previously held Chief Financial Officer positions at multiple publicly traded companies, including Applied Biosystems, Inc.
•Holds a B.S degree in accounting from Biola University and an MBA from San Jose State University.
•Commercial Execution Experience •Life Science Industry Experience •Financial Analysis & Control Experience •Digital Health •Regulatory/Lab Services Reimbursement •Cybersecurity

Derek J. Maetzold President and CEO
•Founded Castle Biosciences and has served as our President, CEO and a member of our Board since inception.
•Previously held leadership roles at Encysive Pharmaceuticals, Schering-Plough Corporation (now Merck), Integrated Communications, Amylin Pharmaceuticals and Sandoz Pharmaceuticals (now a division of Novartis).
•Currently serves as a director of PreludeDx, Coalition for 21st Century Medicine and IMPACT Melanoma.
•Holds a B.S. degree in Biology from George Mason University.

•Commercial Execution Experience
•Life Science Industry Experience
•Financial Analysis & Control Experience
•Digital Health
•Health System Experience
•R&D Scientific Leadership
•Regulatory/Lab Services Reimbursement
•Diversity of Skills, Background, and Perspective
•Cybersecurity

4	Castle Biosciences 2025 Proxy Statement

Table of Contents	Proxy Summary
Biographies for Class I and Class II Directors
Set forth below is biographical information for the Class I and Class II directors, whose terms of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for service as a director.

Name	Experience	Attributes
Class I - Term Expiring in 2026

Ellen Goldberg Comp. Committee Nominating and Corporate Governance Committee
•Founder and President of CHORD Consulting.
•Previously served as Vice President of Marketing at Crescendo Biosciences and led marketing at Genomic Health.
•Holds a B.S. degree in chemistry from Yale University and a M.S. in chemistry and an MBA from Stanford University.
•Commercial Execution Experience •Life Science Industry Experience •Digital Health •Regulatory/ Lab Services Reimbursement •Diversity of Skills, Background, and Perspective

Miles D. Harrison Comp. Committee (Chair) Nominating and Corporate Governance Committee
•Previously Served as the North American President and General Manager at Galderma Laboratories, L.P. Also served as Galderma’s Vice President and General Manager of the Consumer Business Unit.
•Holds a B.S. degree in geography from Sheffield Hallam University in the United Kingdom.
•Commercial Execution Experience •Life Science Industry Experience •Financial Analysis & Control Experience

Tiffany P. Olson Audit Committee Nominating and Corporate Governance Committee (Chair)
•Previously served as President of Nuclear & Precision Health Solutions at Cardinal Health.
•Previously Served as President at NaviMed and CEO and President of Roche Diagnostics Corporation.
•Holds a B.S. degree in business from University of Minnesota and MBA degree from the University of St. Thomas.
•Commercial Execution Experience •Life Science Industry Experience •Financial Analysis & Control Experience •Digital Health •Health System Experience •Diversity of Skills, Background, and Perspective

Castle Biosciences 2025 Proxy Statement	5

Proxy Summary	Table of Contents

Name	Experience	Attributes
Class II - Term Expiring in 2027

Daniel M. Bradbury Board Chair
•Currently serves on the board of directors of Equillium, Inc. and Vivani Medical Inc.
•Previously served as an executive and CEO of Equillium Inc.
•Managing member of BioBrit, LLC.
•Previously served as President, CEO and Director of Amylin Pharmaceuticals, Inc.
•Serves on the board of directors of numerous privately held companies.
•Holds a B.S. degree in pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.
•Commercial Execution •Life Science Industry Experience •Financial Analysis & Control Experience •R&D Scientific Leadership •Regulatory/Lab Services Reimbursement

Rodney Cotton Comp. Committee
•Previously served as Senior Vice President, Chief of Staff and Head of Strategy and Transformation at Roche Diagnostics. Also served as Interim Head of Communications and Senior Vice President, Commercial Operations/West Zone.
•Serves on the board of directors of numerous privately held companies.
•Holds a B.A. in Biological Sciences & Technology from the University of California, Santa Barbara, an M.S. in Strategic Management from the University of Southern California, and an MBA from the California State University Dominguez Hills.

•Commercial Execution
•Life Science Industry Experience
•Financial Analysis & Control Experience
•Digital Health
•Health System Experience
•Regulatory/Lab Services Reimbursement
•Diversity of Skills, Background, and Perspective

6	Castle Biosciences 2025 Proxy Statement

Table of Contents	Proxy Summary
GOVERNANCE HIGHLIGHTS
Our Board is committed to building long-term stockholder value and maintaining sound corporate governance practices. Based on discussions with stockholders and corporate governance best practices, our Board adopted stock ownership guidelines and other governance policies in 2023 to align our corporate governance practices with market practices and investor expectations:
•Director Time Commitment Policy. Our Nominating and Corporate Governance Committee has ongoing discussions on the topic of director time commitments and review the policies of peers and other public companies, as well as various institutional policies. Further, as part of our stockholder outreach, we discussed this topic with many of our investors. Based on this information, and taking into consideration stockholder feedback, our Board adopted a policy in 2023 (our “Director Time Commitment Policy”), as outlined below.
◦A director who is not also an “officer” (each, a “Section 16 officer” (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”))), may serve on a total of four (4) public company boards, in addition to our Board, unless approved in advance by our Board.
◦A director who also serves as an officer of a public company, including Castle may serve on a total of two (2) public company boards, in addition to our Board, unless approved in advance by our Board.
All of our directors are in compliance with this policy as of March 31, 2025. More detail is provided under “Information Regarding the Board of Directors and Corporate Governance—Director Time Commitment.”
•Clawback Policy. Our Clawback Policy requires us to seek recovery of incentive compensation paid to current or former Section 16 officers in connection with a subsequent financial statement restatement. Our Clawback Policy complies with Nasdaq Stock Market LLC (“Nasdaq”) listing standards. More detail is provided below under, “Other Compensation Policies and Practices—Clawback Policy” in the “Compensation Discussion and Analysis” section of this Proxy Statement.
•Stock Ownership Guidelines. Our Section 16 officers and directors are required to maintain a specified level of stock ownership to further align management and stockholder interests. For more information, please see “Other Compensation Policies and Practices—Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Role	Guideline Multiple
CEO	3x base salary
All other Officers	1x base salary
Directors	3x annual cash retainer

Castle Biosciences 2025 Proxy Statement	7

Proxy Summary	Table of Contents
COMPENSATION HIGHLIGHTS
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. A key priority in 2024 was to gather and address stockholder feedback following two consecutive years of low support for our Say-on-Pay proposals. Highlights of our compensation policy and practices are set forth below:

What We Do	What We Don’t Do
Pay for Performance Philosophy and Culture	No Special Health or Welfare Benefits for Executives
Significant Portion of “At-Risk” Executive Compensation is Performance-Based	No Excessive Perquisites
Independent Compensation Committee	Guarantee bonuses
Independent Compensation Advisor Reports Directly to the Compensation Committee	No Post-Employment Tax Gross-Ups
Stock Ownership Guidelines for Directors and Officers	No Single-Trigger Acceleration of Equity Awards Upon a Change-in-Control
Multi-Year Vesting Requirements for Retention and Long- and Short-Term Alignment
Annual Say-On-Pay Vote
Active Stockholder Outreach
Clawback Policy
Prohibit Hedging or Pledging
Minimize Inappropriate Risk Taking
Competitive Peer Group
Double-Trigger Acceleration of Equity Awards Upon a Change-in-Control

8	Castle Biosciences 2025 Proxy Statement

Proposal One: Election of Directors
Class III Director Nominees for Election for a Three-Year Term Expiring at Castle’s 2028 Annual Meeting of Stockholders

Kimberlee S. Caple
She has served as a member of our board of directors since July 2021. In March 2025, she retired from her position as President, Genetic Science Division (“GSD”) at Thermo Fisher Scientific Inc. From mid-2020 through January 2022, Ms. Caple was the Vice President and General Manager of the Genetics Sciences Business (“GSB”), a part of the Genetic Sciences Division within Thermo Fisher Scientific. From 2017 through mid-2020, Ms. Caple was the Vice President and General Manager for the Capillary Electrophoresis Business Unit, a part of the GSD. The GSD is made up of five business units which develop, manufacture and commercialize genetic analysis tools and solutions that serve the healthcare, forensic, research and pharmaceutical/biotechnology markets globally. Ms. Caple has a B.S. degree in Biology from Purdue University.

Independent Director
Age: 63

Director since: 2021
Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Caple’s extensive experience and strategic leadership skills as a life science and clinical diagnostic executive qualify her to serve on our board of directors.

Committees: •Audit Committee •Nominating and Corporate Governance Committee

10	Castle Biosciences 2025 Proxy Statement

Table of Contents	Proposal One

G. Bradley Cole
He has served as a member of our board of directors since December 2018. From November 2019 until April 2020, Mr. Cole served as General Manager, Precision Oncology, a unit of Exact Sciences Corporation, a molecular diagnostics company, following Exact Science Corporation’s acquisition of Genomic Health, Inc. From June 2004 to November 2019, Mr. Cole served as Chief Financial Officer of Genomic Health, Inc., a publicly traded global provider of genomic-based diagnostic tests, where he also served as Chief Operating Officer from January 2009 until March 2018. Mr. Cole previously held Chief Financial Officer positions at multiple publicly traded companies, including Applied Biosciences, Inc. Since July of 2020, Mr. Cole has served on another public company board, Kiniksa Pharmaceuticals, and is a member of the audit committee. Mr. Cole holds a B.S. degree in Accounting from Biola University and an MBA from San Jose State University.

Independent Director
Age: 69
Director since: 2018

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Cole’s extensive experience in finance and operations as a public company executive and knowledge of the diagnostics industry qualify him to serve on our board of directors.

Committees: •Audit Committee (Chair) •Compensation Committee

Derek J. Maetzold
He founded Castle Biosciences in September 2007 and has served as our President and Chief Executive Officer and as a member of our board of directors since inception. Previously, Mr. Maetzold held leadership roles at Encysive Pharmaceuticals, Schering-Plough Corporation (now Merck), Integrated Communications, Amylin Pharmaceuticals and Sandoz Pharmaceuticals (now a division of Novartis). Mr. Maetzold currently serves as a director of PreludeDx, Coalition for 21st Century Medicine and IMPACT Melanoma. He has contributed to the discovery, development and commercialization of multiple diagnostic tests in cancers, has co-authored multiple scientific publications and is a co-inventor of a number of technologies at Castle Biosciences and Encysive Pharmaceuticals. Mr. Maetzold holds a B.S. degree in Biology from George Mason University.

Director
Age: 63
Director since: 2007

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Maetzold’s experience as our founder, director and as our President and CEO, as well as his expertise in the development and commercialization of diagnostic tests, qualify him to serve on our board of directors.

Committees: •None

FOR	The Board of Directors Recommends a Vote “FOR ALL” Class III Director Nominees.

Castle Biosciences 2025 Proxy Statement	11

Proposal One	Table of Contents
Class I Directors Continuing in Office Until Castle’s 2026 Annual Meeting of Stockholders

Ellen Goldberg
She has served as a member of our board of directors since July 2021. Ms. Goldberg has served as the Founder and President of CHORD Consulting since 2011, where she works with executives of innovative diagnostics companies to develop and commercialize novel products. She has focused her career on ground-breaking technologies in life-threatening and life-altering diseases. From 2009 to 2011, Ms. Goldberg served as Vice President of Marketing at Crescendo Bioscience, developer of Vectra DA®, a multi-biomarker blood test that predicts joint damage and enables treatment changes to improve outcomes in rheumatoid arthritis. Prior to Crescendo, Ms. Goldberg led marketing at Genomic Health, where she launched the Oncotype DX® Breast Cancer Assay, which went from inception to >$108MM in annual revenue during her tenure, and the commercial side of product development for tests in colon cancer, prostate cancer and ductal carcinoma in situ. Ms. Goldberg began her career as a strategy consultant with Booz Allen & Hamilton and developed new products at ALZA Corporation. She has an M.S in Chemistry and an MBA from Stanford University and a B.S. in Chemistry from Yale University. Ms. Goldberg is also a fellow of the Aspen Institute’s Health Innovators Fellowship Program.

Independent Director
Age: 51
Director since: 2021
Committees: •Compensation Committee •Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee and board of directors believe Ms. Goldberg’s expertise in the development and commercialization of diagnostic tests and commercial leadership experience in the diagnostics qualify her to serve on our board of directors.

12	Castle Biosciences 2025 Proxy Statement

Table of Contents	Proposal One

Miles D. Harrison
He has served as a member of our board of directors since April 2020 and as Chair of The Compensation Committee since 2020. From January 2016 through April 2021, Mr. Harrison served as the North American President and General Manager of Galderma Laboratories, L.P., a global dermatology company. During his tenure at Galderma, Galderma launched multiple dermatological and aesthetic brands and new indications across the company’s Prescription, Consumer and Aesthetic businesses. Prior to being in this role as President, Mr. Harrison also served as Galderma’s Vice President and General Manager of Galderma’s Consumer Business Unit from August 2014 until February 2016, launching several brands and completing the first Rx to OTC switch in acne in more than 30 years. Prior to Galderma, Mr. Harrison spent most of his career at Novartis International AG, a global healthcare company based in Switzerland. From June 1987 to February 2014, Mr. Harrison held multiple leadership positions of increasing responsibility at Novartis across the Consumer, Oncology and Pharmaceuticals businesses, most recently as Vice President and Head of Global Advocacy. Mr. Harrison holds a B.A. (Honors) Degree in Geography from Sheffield Hallam University in the United Kingdom and has lived and worked in the United Kingdom, Europe, Middle East and Latin America, in addition to his U.S.- based roles.

Independent Director
Age: 60
Director since: 2020
Committees: •Compensation Committee (Chair) •Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee and board of directors believe Mr. Harrison’s experience in dermatology combined with his strategic leadership skills, as an executive in the pharmaceutical and consumer healthcare industry, qualify him to serve on our board of directors.

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Proposal One	Table of Contents

Tiffany P. Olson
She has served as a member of our board of directors since May 2021. From July 2013 to October 2021, Ms. Olson served as President of Nuclear & Precision Health Solutions at Cardinal Health, Inc., a multinational health care services company. From 2011 to 2013, Ms. Olson served as President of NaviMed, a consulting firm focused exclusively on the healthcare industry. From 2009 to 2011, Ms. Olson led Diagnostics at Eli Lilly and Company. From 2005 to 2008, Ms. Olson served as the CEO and President of Roche Diagnostics Corporation, where from 1997 to 2005 she held various roles of increasing responsibility. Ms. Olson currently serves on the boards of Langham Logistics, a privately held freight management company, The Education and Research Foundation for Nuclear Medicine and Molecular Imaging, Telix Pharmaceuticals, a publicly traded biopharmaceutical company on the Australian Securities Exchange, MIMEDX, a publicly traded company, and is a Partner at Trusted Health Advisors. Ms. Olson holds an MBA from the University of St. Thomas, St. Paul, Minnesota, and a Bachelor of Science, Business degree from the University of Minnesota.

Independent Director
Age: 65
Director since: 2021
Committees: •Audit Committee •Nominating and Corporate Governance Committee (Chair)

Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Olson’s extensive experience in life science and her strategic leadership skills as an executive in the pharmaceutical, diagnostics and health services industry qualify her to serve on our board of directors.

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Table of Contents	Proposal One
Class II Directors Continuing in Office Until Castle’s 2027 Annual Meeting of Stockholders

Daniel M. Bradbury
He has served as a member of our board of directors since September 2012, and as chair of our board of directors since September 2014. Since January 2020, Mr. Bradbury has served as Executive Chairman of Equillium, Inc., a publicly traded biotechnology company, that he co-founded and also served as its CEO from June 2018 until December 2019 and President from March 2017 until June 2018. Mr. Bradbury is the founder of, and has served as the managing member of BioBrit, LLC, a life sciences consulting and investment firm, since September 2012. Mr. Bradbury served as President, CEO and a director of Amylin Pharmaceuticals, Inc. from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Prior to Amylin, Mr. Bradbury worked in marketing and sales for ten years at SmithKline Beecham Pharmaceuticals. Mr. Bradbury serves on the board of Equillium, Inc. and Vivani Medical Inc., as well as a number of privately held companies. He previously served on the board of directors of the following publicly traded companies: Intercept Pharmaceuticals, Inc., a biopharmaceutical company, from 2016 to 2023; Biocon Limited, an Indian biopharmaceutical company, from 2013 to 2022; Corcept Therapeutics, Inc., a pharmaceutical company, from 2012 to 2019; Geron Corporation, a biotechnology company, from 2012 to 2019; and Illumina, Inc., a biotechnology company, from 2004 to 2017. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from the University of West London in the United Kingdom.

Independent Board Chair
Age: 63
Director since: 2012
Committees: •None

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Bradbury’s extensive experience as a life sciences executive and his other executive and boards of directors experience qualify him to serve on our board of directors.

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Proposal One	Table of Contents

Rodney Cotton
He has served as a member of our board of directors since March 2024. From 2001 to 2023, Mr. Cotton served various roles at Roche Diagnostics, a diagnostics healthcare company. These roles included, most recently, Senior Vice President, Chief of Staff and Head of Strategy and Transformation from January 2020 to June 2023, Interim Head of Communications from May 2022 to October 2022 and Senior Vice President, Commercial Operations from April 2017 to January 2020. Mr. Cotton currently serves on the board of directors of various privately held pharmaceutical, life sciences, venture capital and technology companies. Mr. Cotton completed a Mergers & Acquisition Executive Program at Harvard Business School as well as a Director’s Consortium Executive Program at Stanford Graduate School of Business. Mr. Cotton holds an MBA from the California State University Dominguez Hills, an M.S. in Strategic Management from the University of Southern California, and a B.A. in Biological Sciences & Technology from the University of California, Santa Barbara.

Independent Director
Age: 65
Director since: 2024

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Cotton’s extensive experience and strategic leadership skills as a life science and clinical diagnostic executive qualify him to serve on our board of directors.

Committees: •Audit Committee •Compensation Committee

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Information Regarding the Board of Directors and Corporate Governance
COMPOSITION OF THE BOARD OF DIRECTORS
Castle’s board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board of directors, including newly created directorships, may be filled only by persons elected by a majority of directors then in office. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class until the director’s successor is duly elected and qualified.
The board of directors currently has eight members. There are three directors in the class whose term of office expires in 2025, all of which have been nominated for re-election at the Annual Meeting: Kimberlee S. Caple, G. Bradley Cole, and Derek Maetzold. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR ALL” the election of the three Class III director nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Castle or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Each person nominated for election has agreed to serve if elected. The following table sets forth information with respect to the three Class III directors, all of which are nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, as of April 9, 2025.

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Name	Independent	Committees	Age	Director Since

Class III Directors(1)
Kimberlee S. Caple	Yes	•Audit Committee •Nominating and Corporate Governance Committee	63	2021
G. Bradley Cole	Yes	•Audit Committee (Chair) •Compensation Committee	69	2018
Derek J. Maetzold (CEO)	No	•None	63	2007
Class I Directors(2)
Ellen Goldberg	Yes	•Compensation Committee(3) •Nominating and Corporate Governance Committee	51	2021
Miles D. Harrison	Yes	•Compensation Committee (Chair)(3) •Nominating and Corporate Governance Committee	60	2020
Tiffany P. Olson	Yes	•Audit Committee •Nominating and Corporate Governance Committee (Chair)	65	2021
Class II Directors(4)
Daniel M. Bradbury (Chair)	Yes	•None	63	2012
Rodney Cotton	Yes	•Audit Committee •Compensation Committee	65	2024
(1)Nominees for Election at the Annual Meeting.
(2)Continuing in Office until the 2026 Annual Meeting of Stockholders.
(3)Effective as of the closing of the Annual Meeting, Ms. Goldberg will replace Mr. Harrison as chair of the compensation committee.
(4)Continuing in Office until the 2027 Annual Meeting of Stockholders.

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EXPERIENCE AND ATTRIBUTES OF THE BOARD OF DIRECTORS
Our directors have a broad set of skills and experience that we believe facilitates strong oversight and provides strategic direction to our business.
Board Qualifications & Attributes Matrix (as of April 9, 2025)(1)

	Ellen Goldberg	Miles D. Harrison	Tiffany P. Olson	Daniel M. Bradbury, Chair	Rodney Cotton	Kimberlee S. Caple	G. Bradley Cole	Derek J. Maetzold

Commercial Execution Experience	●	●	●	●	●		●	●
Life Science Industry Experience	●	●	●	●	●	●	●	●
Financial Analysis & Control Experience		●	●	●	●	●	●	●
Digital Health	●		●		●		●	●
Health System (HE) Experience			●		●	●		●
R&D Scientific Leadership				●		●		●
Regulatory/Lab Services Reimbursement	●			●	●	●	●	●
Diversity of Skills, Background, and Perspective	●		●		●	●		●
Cybersecurity							●	●
(1)Our Board Qualification and Attributes Matrix is reviewed and updated annually to reflect evolving strategic priorities and the reassessment of key board skills.

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DIRECTOR TIME COMMITMENT
Our Board seeks candidates who it believes will be able to devote sufficient time and attention to serve as a director, taking into account each candidate’s principal occupation, service on other boards of directors, and, for incumbent directors who are being considered for reelection, attendance and performance at Castle’s Board and committee meetings.
Over the past year, our Nominating and Corporate Governance Committee has had ongoing discussions on the topic of director time commitments and has reviewed the policies of peers and other public companies, as well as various institutional policies. Further, as part of our stockholder outreach, we have discussed this topic with many of our investors. Based on this information, and taking into consideration stockholder feedback, our Board adopted the Director Time Commitment Policy, as outlined below.
•A director who is not also an officer (each, a Section 16 officer), may serve on a total of four (4) public company boards, in addition to our Board, unless approved in advance by our Board.
•A director who also serves as an officer of a public company, including Castle may serve on a total of two (2) public company boards, in addition to our Board, unless approved in advance by our Board.
Our policy requires non-employee directors to notify the Nominating and Corporate Governance Committee if they:
•retire from their principal occupation;
•change the position they held when they became a member of the Board; or
•join the board of directors of a private or public company.
All of our directors are in compliance with this policy as of March 31, 2025.
CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee assesses many characteristics when reviewing director candidates. One of our top priorities is ensuring that the diverse skill sets of our current and future Board members supports both our near-term and long-term plans.
The factors considered by the Nominating and Corporate Governance Committee include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to Castle), skills and expertise appropriate for Castle.
We believe that the backgrounds and qualifications of our directors, considered as a group, should consist of a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities and should represent an appropriate balance between institutional knowledge and fresh perspectives.
BOARD STRUCTURE
The Board believes there is no single approach to corporate governance that is appropriate for all companies, and the key consideration in determining whether to implement a particular governance practice is whether that practice promotes the interests of stockholders, taking into account a company’s specific circumstances. The Board has reviewed the rationale for its current classified structure and continues to believe that a classified board is the appropriate board structure for Castle at this time and is in the best interest of our stockholders for the reasons set forth below:
•Long-Term Focus. The Board believes that a classified board encourages directors to look to the long-term best interest of Castle and our stockholders by strengthening the independence of non-employee directors against the often short-term focus of certain stockholders and special interests.

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•Continuity of Board Leadership. A classified board allows for a greater amount of stability and continuity, providing institutional perspective and knowledge both to management and other directors in a time of rapid growth. In addition, the development and commercialization of diagnostics is complex and requires significant expertise. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our highly technical business, including our relationships with our current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in the industry. Each year the Nominating and Corporate Governance Committee reviews the qualifications and performance of the directors prior to nominating them for re-election. We believe the benefit of a classified board to the Company and our stockholders comes not from continuity alone—but rather from the continuity of highly qualified, engaged and knowledgeable directors focused on long-term stockholder interests.
•Unsolicited Takeover Protection. A classified board can reduce vulnerability to potential abusive takeover tactics by encouraging persons seeking control of the Company to negotiate with the Board, thereby strengthening the Board’s ability to negotiate effectively on behalf of all stockholders. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests. Rather, in the interests of fairness to stockholders as a whole, having a classified board encourages the hostile bidder to negotiate directly with the Board on a potential transaction.
In summary, we believe the Company has benefited from the independence and continuity of experienced leadership provided by our Board under its classified structure. We will continue to assess our Board’s structure, consider stockholder feedback and make changes when appropriate.
BOARD DIVERSITY
Our board values a range of perspectives, backgrounds, and experiences to support effective decision-making and corporate oversight. With the assistance of the Nominating and Corporate Governance Committee, our Board regularly reviews its composition, including factors such as professional expertise, industry experience, and diversity of backgrounds. Our Board diversity includes 38% women and 13% underrepresented as of April 9, 2025.
Our Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise required of the Board. In this regard, the Nominating and Corporate Governance Committee identifies and evaluates individuals qualified, based on self-identified skills and experience disclosed voluntarily by each director, to serve as Board members, including evaluating incumbent directors for re-election, and recommends to the Board nominees for election as directors. The Nominating and Corporate Governance Committee also oversees an annual Board self-evaluation process.
DIRECTOR INDEPENDENCE
Our common stock is listed on Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if the listed company’s board of directors makes an affirmative determination that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

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Our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that Mr. Bradbury, Ms. Caple, Mr. Cole, Mr. Cotton, Ms. Goldberg, Mr. Harrison and Ms. Olson, representing seven of our eight directors, are each “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq and that Ms. Aspinall, who left the Board in 2024, was “independent” for the period she served on the Board during 2024. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Transactions with Related Persons and Indemnifications—Certain Related Person Transactions.”
LEADERSHIP STRUCTURE
The chair of our board of directors is currently Mr. Bradbury, who is an independent, non-employee director. His responsibility is to ensure that our Board functions properly and to work with our President and CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Bradbury provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board. We believe that separation of the positions of the chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. For these reasons, we believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
The board of directors met eight times and acted by unanimous written consent six times during 2024. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.
It is the Company’s policy to encourage directors and nominees for director to attend our annual meeting of stockholders. All of our directors serving at the time attended the annual meeting of stockholders in 2024.
ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
The Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The Audit Committee receives reports from management periodically regarding our assessment of risks. In addition, the Audit Committee reports regularly to our board of directors, which also considers our risk profile. The Audit Committee and our board of directors focus on the most significant risks we face and our general risk management strategies. The Compensation Committee evaluates risks associated with and potential consequences of our compensation policies and practices and assesses whether such risks and consequences as may be mitigated by any other compensation policies and practices, are reasonably likely to have a material adverse effect on the Company. While our board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor

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risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and our board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors’ leadership structure, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the membership of each such committee as of the date of this Proxy Statement and the total number of committee meetings held during the fiscal year ended December 31, 2024:

Name	Audit	Compensation(1)	Nominating and Corporate Governance

Kimberlee S. Caple	M		M
G. Bradley Cole	C	M
Derek J. Maetzold
Ellen Goldberg		M	M
Miles D. Harrison		C	M
Tiffany P. Olson	M		C
Daniel M. Bradbury
Rodney Cotton	M	M
Total meetings in 2024	4	3	4
Committee Independence	100%	100%	100%
Financial Expertise	100%	75%	75%
C = Committee Chair
M = Committee Member
(1) Effective as of the closing of the Annual Meeting, Ms. Goldberg will replace Mr. Harrison as chair of the Compensation Committee.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has affirmatively determined that each member of each committee satisfies the applicable independence requirements of the SEC and Nasdaq and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee of the board of directors.
Audit Committee
Our Audit Committee consists of G. Bradley Cole, Kimberlee S. Caple, Rodney Cotton, and Tiffany P. Olson. Our board of directors has determined that each member of our Audit Committee satisfies the applicable SEC and Nasdaq independence requirements. The board of directors evaluates the independence of Audit Committee members on an annual basis and has determined that all members of our Audit Committee satisfy the independence criteria set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act and Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii). Mr. Cole serves as the Chair of our Audit Committee. The Audit Committee met four times during the last fiscal year. The board of directors has adopted a written Audit Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:

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•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing with management and our independent auditors, as appropriate, the adequacy and effectiveness of our cybersecurity policies;
•reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy;
•reviewing and monitoring compliance with legal and regulatory responsibilities, including any material reports or inquiries from regulatory or governmental agencies, other legal matters that could have a significant impact on the Company’s financial statements and our code of business conduct and ethics (“Ethics Code”);
•reviewing our major risk exposures, including our major financial risk exposures, and reviewing the implementation of guidelines and policies to identify, monitor and control exposures to strategic, financial, operational, regulatory, and other risks inherent in our business;
•reviewing on a periodic basis our investment policy;
•reviewing the Company’s indemnification and insurance coverage for the Company’s directors and executive officers;
•reviewing and providing oversight of our sustainability program;
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter; and
•reviewing and providing oversight of any risks associated with cyber security, including with risks related to artificial intelligence.
Our board of directors has determined, based upon the recommendation of the Nominating and Corporate Governance Committee, that Mr. Cole qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, our board of directors has considered prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

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Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
•G. Bradley Cole (Chair)
•Kimberlee S. Caple
•Rodney Cotton
•Tiffany P. Olson
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee consists of Miles D. Harrison, G. Bradley Cole, Rodney Cotton, and Ellen Goldberg. Mr. Harrison serves as the Chair of our Compensation Committee. Effective as of the close of the Annual Meeting, Ms. Goldberg will replace Mr. Harrison as Chair of the Compensation Committee. Our board of directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the applicable Nasdaq independence requirements. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met three times during the last fiscal year. The board of directors has adopted a written Compensation Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•reviewing and approving or, in the case of our CEO’s compensation, making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;
•reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

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•establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•reviewing the Company’s peer group to determine pay levels;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements;
•reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee Charter; and
•overseeing policies and strategies relating to human capital management.
Compensation Committee Processes and Procedures
Per its charter, the Compensation Committee meets approximately quarterly and with greater frequency, if necessary. The agenda for each meeting is developed by the chair of the Compensation Committee, in consultation with the CEO based on the responsibilities as outlined in its charter. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The CEO does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal or accounting advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq Listing Rule 5605(d)(3)(D), that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year ended December 31, 2024, after taking into account the considerations prescribed by the SEC and Nasdaq described above, the Company engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its compensation consultant. Aon was retained to provide an assessment of the Company’s executive compensation programs in comparison to executive compensation programs at selected publicly traded peer companies. As part of its engagement, Aon was requested by the Compensation Committee to

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develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Aon developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to the CEO and Chief Financial Officer, acting jointly (together, the “Authorized Officers”), to grant, without any further action required by the Compensation Committee, equity awards to employees who are below the level of vice president of the Company, within specific approved ranges, which vary by position classification, as set forth by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees and consultants under the 2019 Equity Incentive Plan (the “2019 Plan”) within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review the list of predetermined schedule grants made by the Authorized Officers, without the use of material nonpublic information, at each regularly scheduled in-person meeting. Predetermined schedule grants are issued bi-monthly, mid-month and at the end of the month, with a standard four-year vesting term. See also “Pay Versus Performance—Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.”
The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and make recommendations to the board of directors for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee and is recommended to the board of directors.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Tiffany Olson, Kimberlee S. Caple, Ellen Goldberg and Miles D. Harrison. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)). Ms. Olson serves as the Chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during the last fiscal year. The board of directors has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:
•identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•determining the minimum qualifications for service on our board of directors;
•evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•evaluating, nominating and recommending individuals for membership on our board of directors;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•considering and assessing the independence of members of our board of directors;
•reviewing succession planning for our management team;
•developing a set of corporate governance policies and principles, including our Ethics Code, periodically reviewing and assessing these policies and principles and their application and recommending to our board of directors any changes to such policies and principles;
•considering questions of possible conflicts of interest of directors as such questions arise; and
•reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee Charter.

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Information Regarding the Board of Directors and Corporate Governance	Table of Contents
Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our amended and restated bylaws. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

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DIRECTOR COMPENSATION
The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Option Awards ($)(1)(3)		Total ($)
Mara G. Aspinall(4)	25,689	—		—		25,689
Daniel M. Bradbury	91,250	205,897		—		297,147
Kimberlee S. Caple	61,250	205,897		—		267,147
G. Bradley Cole	73,750	205,897		—		279,647
Rodney Cotton	45,261	504,738		—		549,999
Ellen Goldberg	58,750	205,897		—		264,647
Miles D. Harrison	71,250	205,897		—		277,147
Tiffany P. Olson	65,000	223,485	(5)	31,198	(5)	319,683
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option and all restricted stock units (“RSU”) awards granted in 2024 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC 718”). Accordingly, these amounts will vary from the stated value of the awards in the Non-Employee Director Compensation Policy described below. Assumptions used in the calculation of these amounts are described in Note 15 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our non-employee directors.
(2)As of December 31, 2024, the aggregate number of shares outstanding under all RSUs held by our non-employee directors were: Mr. Bradbury, 8,673, Ms. Caple, 8,673, Mr. Cole, 8,673, Cotton 22,709, Ms. Goldberg, 8,673, Mr. Harrison, 8,673, and Ms. Olson, 8,673.
(3)As of December 31, 2024, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Bradbury, 49,921, Ms. Caple, 13,012, Mr. Cole, 74,669, Ms. Goldberg, 13,012, Mr. Harrison, 35,026, and Ms. Olson, 16,962.
(4)Ms. Aspinall did not stand for re-election at our 2024 annual meeting of stockholders and was no longer a member of our board of directors, effective May 23, 2024.
(5)Ms. Olson received an equity award grant in July 2024, which reflected the automatic annual grants for 2021 which Ms. Olson did not receive. Accordingly, Ms. Olson received an equity grant of 830 RSUs and 3,379 stock options with an exercise price per share of $71.22 which reflected the exact same annual grants made to our other non-employee directors in June 2021 under our Non-Employee Director Compensation Policy in place at such time. These awards were fully vested upon grant to reflect the fact that, had they been made in 2021 with a one-year vesting term, they would have been fully vested in 2022. The ASC 718 aggregate grant date fair value of such RSUs and option was $17,588 and $31,198, respectively.

Mr. Maetzold, our President and CEO, is also a member of our board of directors but did not receive any additional compensation for his service as a director. See the section titled “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program” below for more information regarding the compensation earned by Mr. Maetzold.
We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

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Information Regarding the Board of Directors and Corporate Governance	Table of Contents
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is applicable to each member of our board of directors who is not also serving as an employee or consultant. Our Compensation Committee reviews non-employee director compensation levels annually and submits recommendations with respect to any changes in non-employee director compensation levels to our Board. In 2024, Aon, our Compensation Committee’s independent compensation consultant reviewed the market competitiveness of our non-employee director compensation policy relative to our compensation peer group and recommended certain changes based on governance best practices and market trends to ensure we can attract and retain a highly qualified board of directors.
Upon recommendation of the Compensation Committee, our Board approved an amendment to our non-employee director compensation policy in May 2024 that provided for an increase to the annual cash retainer for service on the board of directors from $45,000 to $47,500. The following is a summary of the non-employee director compensation policy effective May 2024.
Cash Compensation
The following table sets forth the annual cash retainer during the fiscal year ended December 31, 2024:

Name	Members	Chair
Directors	$47,500	$45,000	(1)
Audit Committee	$10,000	$20,000	(2)
Compensation Committee	$7,500	$20,000	(2)
Nominating and Corporate Governance Committee	$5,000	$10,000	(2)
(1)An additional cash retainer for service as chair of the board of directors.
(2)An additional cash retainer for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (committee chairs will not receive this retainer in addition to the committee chair service retainer).
Equity Compensation
•New Directors: Upon joining the Board, directors receive an initial equity grant valued at $350,000, consisting of a RSU award covering a number of shares of common stock generally calculated by dividing $350,000 by the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date rounded down to the nearest whole share. The shares subject to the initial equity grant will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant.
•Current Directors: Annually, following each annual meeting of stockholders, our directors receive an equity grant valued at $200,000, consisting of an RSU award covering a number of shares of common stock calculated by dividing $200,000 by the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date rounded down to the nearest whole share. The shares subject to the annual equity grant vest in full on the earlier of a) the one-year anniversary of the date of grant or b) the day immediately preceding the next annual meeting following the date of grant.
In making the decision to allocate grants between stock option and RSUs, the Compensation Committee has continued to monitor the market trends and the investor preference for the Board to be aligned long-term with stockholder value creation. The Board believes that options provide a long-term time horizon reflective of development cycles for our business, while the RSUs provide compensation for current service and reinforce the ownership culture that we have built.

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Each of the option or RSU grants described above were, or will be, granted under and subject to the terms of the 2019 Plan. Each such option or RSU grant will vest subject to the director’s continuous service to us, provided that each option or RSU will vest in full upon a change in control (as defined in the 2019 Plan). The term of each option is 10 years, subject to earlier termination as provided in the 2019 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination. An eligible director may decline all or any portion of his or her compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.
In any calendar year, the total cash fees paid, together with equity awards granted, to any non-employee director for service on the Board will not exceed $350,000 in total value or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $550,000 and, in each case, calculating the value of equity awards based on the grant date value of such awards for financial reporting purposes.
STOCK OWNERSHIP GUIDELINES
Based on stockholder feedback gathered in 2022, the board of directors adopted Stock Ownership Guidelines in 2023 that apply to our CEO and our Section 16 officers and our non-employee directors. The guideline multiple for directors is three times amount of annual cash retainer. See the section entitled: “Compensation Discussion and Analysis—Stock Ownership Guidelines” section in this Proxy Statement for more information.
CORPORATE RESPONSIBILITY PROGRAM
Board Oversight
We believe that building a strong corporate responsibility program that is relevant to our core business and our stakeholders is essential for success. In April 2021, our Board amended our Audit Committee Charter to delegate the review and oversight of our corporate responsibility program to the Audit Committee, which was designed to ensure appropriate oversight of relevant business risks and opportunities in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are committed to advancing our corporate responsibility strategy, assessing key metrics that support operational efficiency and long-term success.
Fostering a Workplace That Attracts and Retains Top Talent
We thrive on the contributions each person brings to Castle by valuing inclusion, developing talent, fostering teamwork and rewarding success. We understand the importance of maintaining a strong corporate culture with our employees at the center, based on the cornerstones we laid in 2008 at our inception: trust, excellence, collaboration, integrity, innovation and excitement. To foster these values and to attract and retain quality employees, we strive to hire, develop and promote a workforce that shares our mission and cultivates a culture of inclusion.
Employee Engagement
We value the unique perspective our employees bring to the organization and encourage open channels of communication. In June 2024, we conducted our fourth annual employee engagement survey to understand what was working well at Castle and what opportunities we had for improvement. We received feedback from over 95% of our employees and achieved an engagement score of 85%, meaning that 85% of our employees are engaged or enthusiastically engaged in the culture at Castle. Our engagement score was higher than the healthcare benchmark average of 70% for other healthcare companies who conducted the same employee engagement survey in 2024.
Human Capital Management
As a rapidly growing company, we have begun to transform and modernize our culture and talent management by implementing Human Capital Management reporting and practices to establish a foundation to enable leaders to monitoring talent trends, better hire talent, manage teams, and manage turnover talent risks. These practices include standards for setting goals, performance evaluations, succession planning, and learning and development.

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The health and safety of our employees is paramount, and our success is fundamentally connected with the well-being of our people. Thus, the health and well-being of our employees is our top priority and in recognition of this, we aim to provide a robust health and wellness package, including:
•competitive salary;
•annual bonus opportunity;
•equity compensation, including stock options and/or RSUs and participation in our employee stock purchase plan;
•defined contribution 401(k) plan with employer matching contributions;
•medical, dental and vision plans with generous Company support;
•paid maternity, paternity and adoption leave policies;
•paid holidays and paid time off;
•an employee assistance program; and
•wellness initiatives and incentives
Social Responsibility
We are committed to improving health through innovative tests that help guide patient care, which includes our efforts to make our tests more accessible and more affordable, and we engage with organizations who share these goals.
We believe that quality care should not be dependent on a patient’s financial situation. We work with a variety of insurance providers to obtain payment for our tests, including Medicare, Medicaid, commercial insurers and the United States Department of Veterans Affairs. We also offer financial support through our Patient Assistance Program.
We also believe that investing in local communities to create social outcomes is at the heart of generating our culture of inclusion, and we believe in giving back to the communities in which we live and work. Patient advocacy is at the center of our community engagement strategy. We are proud to work alongside some of the leading skin cancer, esophageal cancer, mental health and ocular cancer organizations through fundraising efforts, educational sponsorship, community development efforts, charity drives, and partnerships targeted at patient groups who may benefit from our tests.
Code of Business Conduct and Ethics
We have a written Ethics Code that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Ethics Code is available on our website at www.CastleBiosciences.com. If we ever were to amend or waive any provision that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website, rather than by filing a Current Report on Form 8-K.
Strong Governance
Our board of directors and senior leadership actively support and promote strong governance and risk management across Castle. This culture of transparency and accountability affirms our unwavering commitment to our values. Our board members set the tone for Castle and, along with all employees, are required to comply with the standards in our Ethics Code, which we believe is based on best practices that meet or exceed current rules and regulations of the SEC and Nasdaq listing standards.

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We are committed to conducting our business in a manner that is fair, ethical and responsible to earn and maintain the trust of our stakeholders. Castle is committed to working with vendors willing to support our initiatives. Recently, we published a Vendor Code of Conduct that addresses our expectations of all Castle vendors regarding responsible and ethical conduct. This includes compliance with anti-bribery and anti-corruption laws; prohibition of discrimination and harassment; and upholding product quality, fair labor practices, health and safety, and environmental laws.
Our Board, including through its Audit Committee, is responsible for overseeing our risk management processes and regularly discusses with management our risks and subsequent strategies. We have implemented risk management programs to foster compliance with applicable laws and regulations governing ethical business practices. Our employees are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep patient personally identifiable information secure. In 2024, 100% of Castle employees completed training on compliance, fraud, waste and abuse.
Our IT team works 24/7 and uses a combination of advanced tools and innovative technologies to help protect our stakeholders’ data. We also employ ongoing education for team members to recognize and report suspicious activity. We leverage the latest encryption configurations and cybertechnologies on our systems, devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.
We routinely engage with our stakeholders to better understand their views on corporate responsibility matters, carefully considering the feedback we receive and acting when appropriate.
Information about our corporate responsibility efforts can be found on our website at https://castlebiosciences.com/company/corporateresponsibility.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The board of directors has adopted a formal communication process by which stockholders may communicate with the board of directors or any individual director. Stockholders who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, in care of the Company at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary. Each communication must set forth (i) the name and address of the stockholder on whose behalf the communication is sent and (ii) the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the board of directors or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Company’s Corporate Secretary to be appropriate for presentation to the board of directors or such director will be submitted to the board of directors or such director on a periodic basis.

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Proposal Two

Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company’s financial statements since 2018. A representative of KPMG is expected to be present at the Annual Meeting. Such representative will be provided an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions presented at the meeting.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its direction may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company by KPMG for the fiscal years ended December 31, 2024, and 2023:

	Years Ended December 31,
	2024	2023
Audit Fees(1)	$2,492,819	$2,244,720
All Other Fees(2)	9,280	9,280
Total	$2,502,099	$2,254,000
(1)Audit Fees consist of fees incurred in connection with the annual audit and quarterly reviews of our financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuances of consents and similar matters.
(2)All Other Fees consist of fees incurred in connection with a subscription to an online accounting research tool and training portal.

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Proposal Two	Table of Contents
All fees described above were pre-approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of its auditing functions.
Under its charter, the Audit Committee has the responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to adopt a policy and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

FOR	The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of KPMG.

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Proposal Three

Advisory Vote on Named Executive Officer Compensation

Proposal 3: Advisory Vote on Named Executive Officer Compensation
Background
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to cast a non-binding, advisory vote to approve the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this Proxy Statement. This Say-on-Pay vote is not intended to address any specific item of compensation or the compensation of any specific NEO, and instead provides our stockholders the opportunity to express their views on the overall compensation of our NEOs and Castle’s philosophy, policies and practices described in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. Please read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for additional details about our executive compensation program. Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Advisory approval of this proposal requires “FOR” votes from the majority of shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting. We currently hold our Say-on-Pay vote every year. At our 2022 annual meeting of stockholders, our stockholders indicated “1 year” as their preferred frequency of Say-on-Pay votes. In light of this result and consistent with the Board’s recommendation, the Board has determined to hold future advisory votes on executive compensation every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes every six years. Accordingly, the next advisory vote on the frequency of the Say-on-Pay vote will occur no later than the 2028 annual meeting of stockholders.
Executive Compensation
We believe that our compensation policies and procedures are generally aligned with the long-term interests of our stockholders. Because the vote is advisory, it is not binding on us or our board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and our Compensation Committee intend to consider the results of this vote and other ongoing feedback from investors through engagement efforts in making future determinations regarding executive compensation arrangements.

FOR
The Board of Directors Recommends a Vote “FOR” Approval of the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement. See the Stockholder Feedback and Board Responsiveness section found on page 51 for details.

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Proposal 4: To Approve the Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company to the Maximum Extent Permitted by Delaware Law

Background
Article VI of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) currently includes a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), that eliminates (i.e., exculpates) directors’ monetary liability for breaches of the fiduciary duty of care. The DGCL was amended to permit a corporation’s certificate of incorporation to include a similar provision for the benefit of certain officers, eliminating the monetary liability of such officers for breaches of the fiduciary duty of care in certain actions. As part of its review of the Company’s corporate governance standards and practices, the board of directors determined that the Restated Certificate should be updated in accordance with this recent development in Delaware corporate law (the “Officer Exculpation Amendment”).
If adopted, the Officer Exculpation Amendment would add a new Article IX to the Restated Certificate, consistent with amended Section 102(b)(7) of the DGCL, to eliminate the monetary liability of certain officers of the Company for breaches of the fiduciary duty of care in any direct claim. This provision is narrowly-tailored to such fiduciary duty of care claims and would not eliminate the monetary liability of such officers for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the officer derived an improper personal benefit or (iv) claims brought by or in the right of the corporation, such as derivative claims. As noted above, only certain officers may be exculpated from liability: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. The Officer Exculpation Amendment would eliminate the liability of these statutorily defined officers as described above, but will not be retroactive, and will not apply to any act or omission occurring prior to the effectiveness of the Officer Exculpation Amendment. Consistent with Article VI of the Restated Certificate, the Officer Exculpation Amendment would provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal new Article IX, as set forth in Appendix A.

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Table of Contents	Proposal Four
Reason for the Proposed Amendment
Stockholder plaintiffs have previously employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims and/or to drive companies toward settlements. The amendment to Section 102(b)(7) was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders. As a result, adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The board of directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, the board of directors believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain executive talent. This protection has long been afforded to directors. Numerous other public companies have updated their governing documents to align with amended Section 102(b)(7) of the DGCL, and we expect this practice to continue. Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law.
Taking into account the narrow type of claims for which officers may be exculpated from liability, the fact that several other states already permit corporations to eliminate or limit officer liability, and the benefits the Nominating and Governance Committee believed would accrue to the Company from providing such exculpation to these officers detailed above, the Nominating and Governance Committee recommended to the Board the amendment and restatement of the Restated Certificate to provide such exculpation to the fullest extent permitted by the current provisions of Delaware corporate law. Based in part on this recommendation, the board of directors, approved, adopted and declared advisable the amendment and restatement of the Restated Certificate to reflect the Officer Exculpation Amendment.
The text of the amendment and restatement of the Restated Certificate to reflect the Officer Exculpation Amendment is set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A.
Effective Time of the Proposed Amendment
If the stockholders approve this proposal, the Company will file the amendment and restatement of the Restated Certificate to reflect the Officer Exculpation Amendment with the Delaware Secretary of State, which will become effective upon filing. The board of directors retains the discretion to abandon the Officer Exculpation Amendment and not implement it at any time before it becomes effective. If the stockholders do not approve this proposal, the amendment and restatement of the Restated Certificate to reflect the Officer Exculpation Amendment will not be filed with the Delaware Secretary of State and will not become effective.
Vote Required for Adoption
Approval and adoption of the amendment and restatement of the Restated Certificate to reflect the Officer Exculpation Amendment, and of this proposal, requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

FOR	The Board of Directors Recommends a Vote “FOR” Approval of the Officer Exculpation Amendment.

Castle Biosciences 2025 Proxy Statement	41

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 21, 2025 by (i) each of our directors; (ii) each of our NEOs; (iii) all of our current executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. Applicable percentages are based on 28,839,188 shares outstanding on March 21, 2025, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or RSUs that are either immediately exercisable or settleable or exercisable or settleable on or before May 20, 2025, which is 60 days after March 21, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

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Table of Contents	Security Ownership of Certain Beneficial Owners and Management

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Greater than 5% Stockholders
BlackRock, Inc.(1)	2,921,309	10.1%
The Vanguard Group(2)	1,832,535	6.4%
Wasatch Advisors, LP.(3)	1,796,088	6.2%
Principal Financial Group, Inc.(4)	1,435,665	5.0%
Directors and NEOs
Daniel M. Bradbury(5)	63,212	*
Kimberlee S. Caple(6)	26,793	*
G. Bradley Cole(7)	87,960	*
Rodney Cotton(8)	5,329	*
Ellen Goldberg(9)	31,593	*
Miles D. Harrison(10)	48,317	*
Tiffany P. Olson(11)	34,195	*
Derek J. Maetzold(12)	900,885	3.1%
Frank Stokes(13)	208,635	*
Kristen M. Oelschlager(14)	310,032	1.1%
Tobin W. Juvenal(15)	226,472	*
All current executive officers and directors as a group (11 persons)(16)	1,943,423	6.5%
*Represents beneficial ownership of less than 1%.
(1)Based on information reported in a Schedule 13G filed with the SEC on July 8, 2024 as supplemented by information reported in a Schedule 13F-HR filed with the SEC on February 7, 2025, and consists of 2,921,309 shares of common stock held by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 2,805,412 shares of common stock and no voting authority with respect to 115,897 shares of common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(2)Based on information reported in Amendment No. 2 to the Schedule 13G filed with the SEC on January 30, 2025, and consists of 1,832,535 shares of common stock held by The Vanguard Group Inc. (“Vanguard”). Vanguard has no sole voting with respect to the shares of common stock, sole dispositive power with respect to 1,777,979 shares of common stock, shared voting power with respect to 28,884 shares of common stock and shared dispositive power with respect to 54,556 shares of common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(3)Based on information reported in Amendment No. 5 to the Schedule 13G filed with the SEC on November 13, 2024 as supplemented by information reported in a Schedule 13F-HR filed with the SEC on February 13, 2025, and consists of 1,796,088 shares of common stock held by Wasatch Advisors, LP. (“Wasatch”). Wasatch has sole voting power with respect to 1,369,948 shares of common stock and no voting authority with respect to 426,140 shares of common stock. The address of Wasatch is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.York, NY 10001.
(4)Based on information reported in a Schedule 13G filed with the SEC on February 13, 2024 as supplemented by information reported in a Schedule 13F-HR filed with the SEC on January 31, 2025, and consists of 1,435,665 shares of common stock held by Principal Financial Group, Inc. (“Principal”). Principal has sole voting power with respect to 1,435,665 shares of common stock. The address of Principal is 711 Hight Street, Des Moines, IA 50392.
(5)Consists of (i) 13,291 shares of common stock held by The Bradbury Family Trust and (vi) 49,921 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025. Mr. Bradbury is the managing member of BioBrit and has voting and investment power of the shares held

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Security Ownership of Certain Beneficial Owners and Management	Table of Contents
by BioBrit. The address of BioBrit is 2223 Avenida de la Playa, Suite 108, La Jolla, CA 92037. Mr. Bradbury and his spouse are trustees of The Bradbury Family Trust and their children are beneficiaries.
(6)Consists of (i) 13,781 shares of common stock and (ii) 13,012 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025.
(7)Consists of (i) 13,291 shares of common stock and (ii) 74,669 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025.
(8)Consists of 5,329 shares of common stock issuable upon the RSUs settleable within 60 days of March 21, 2025.
(9)Consists of (i) 18,581 shares of common stock and (ii) 13,012 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025.
(10)Consists of (i) 13,291 shares of common stock and (ii) 35,026 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025.
(11)Consists of (i) 17,233 shares of common stock and (ii) 16,962 shares of common stock issuable upon the exercise options that are exercisable or will be exercisable or RSUs settleable within 60 days of March 21, 2025.
(12)Consists of (i) 78,335 shares of common stock held by Derek J. Maetzold, (ii) 122,866 shares of common stock held by DJM Grantor Retained Annuity Trust No. 5, (iii) 67,042 shares of common stock held by The Maetzold Descendants 2020 Trust, (iv) 57,103 shares of common stock held by the Derek Maetzold 2020 Irrevocable Trust, (v) 26,134 shares of common stock held by DJM Grantor Retained Annuity Trust No. 6, (vi) 4,773 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk, (vii) 4,770 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, (viii) 4,770 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, (ix) 4,770 shares of common stock held by The Maetzold 2018 Remainder Trust FBO John Derek Maetzold and (x) 530,322 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 21, 2025. Mr. Maetzold is a trustee and beneficiary of the DJM Grantor Retained Annuity Trust No. 5. Mr. Maetzold’s spouse is trustee of The Maetzold Descendants 2020 Trust and his spouse, and their children are beneficiaries. Mr. Maetzold is trustee of the Derek Maetzold 2020 Irrevocable Trust and his children are beneficiaries. Mr. Maetzold is trustee of The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk and The Maetzold 2018 Remainder Trust FBO John Derek Maetzold (collectively the “Children’s Trusts”) and his children are beneficiaries. Mr. Maetzold is a trustee of the DJM Grantor Retained Annuity Trust No. 6 and the beneficiaries are the Children’s Trusts.
(13)Consists of (i) 43,328 shares of common stock and (ii) 165,307 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 21, 2025.
(14)Consists of (i) 163,964 shares of common stock and (ii) 146,068 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 21, 2025.
(15)Consists of (i) 78,181 shares of common stock, (ii) 2,230 shares of common stock held by the Tobin W. and Susan M. Juvenal Family Revocable Trust and (iii) 146,061 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 21, 2025. Mr. Juvenal and his spouse are trustees of the Tobin W. and Susan M. Juvenal Family Revocable Trust and Mr. Juvenal, his spouse and their children are beneficiaries.
(16)Consists of the shares described in footnotes (5) through (15).

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Executive Officers
Our executive officers hold office at the pleasure of the board of directors and until their successors have been duly elected and qualified, unless removed sooner. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors. There are no family relationships among any of our directors or executive officers. The following table sets forth information concerning our executive officers as of April 9, 2025:

Name	Age	Position(s)
Derek J. Maetzold	63	President, CEO and Director
Frank Stokes	55	Chief Financial Officer
Tobin W. Juvenal	65	Chief Commercial Officer
Kristen M. Oelschlager	57	Chief Operating Officer
Derek J. Maetzold founded Castle Biosciences in September 2007 and has served as our President and CEO and as a member of our board of directors since inception. Additional information regarding Mr. Maetzold’s experience and education is set forth above in the section titled “Proposal 1: Election of Directors—Class III Director Nominees for Election for a Three-Year Term Expiring at Castle’s 2028 Annual Meeting of Stockholders.”
Frank Stokes has served as our Chief Financial Officer since December 2017. From January 2017 to December 2017, Mr. Stokes served as Chief Financial Officer of Hammock Pharmaceuticals, a specialty pharmaceutical company focused on the development and commercialization of women’s health and urology products. From May 2011 to December 2016, Mr. Stokes served as a Managing Director of Leerink Swann (now SVB Leerink). Mr. Stokes also held positions as a Managing Director at Robert W. Baird & Co. Incorporated and Wachovia Securities, LLC. While at SVB Leerink and Robert W. Baird & Co., Mr. Stokes led life sciences, tools and diagnostics sector investment banking efforts, and managed financings, and mergers and acquisitions transactions. Mr. Stokes serves as a director of Exagen Inc. (NASDAQ:XGN), as the chair of its audit committee. Mr. Stokes holds a B.S. degree in business administration and J.D. and MBA degrees from the University of North Carolina at Chapel Hill.
Tobin W. Juvenal has served as our Chief Commercial Officer since August 2020. Previously, he served as our Senior Vice President of Sales from October 2008 to August 2020. From December 2005 to June 2007, Mr. Juvenal served as Vice President of Sales of Encysive Pharmaceuticals Inc. Mr. Juvenal also held management positions at deCODE Genetics, Genzyme Pharmaceuticals and Genetics Institute. Mr. Juvenal holds a B.S. degree in marketing from the University of Florida.
Kristen M. Oelschlager has served as our Chief Operating Officer since April 2021. Previously, she served as our Chief Operations Officer from August 2020 to April 2021, our Senior Vice President of Clinical Operations from January 2018 to August 2020, our Vice President of Clinical Operations from 2013 to 2018 and our Executive Director of Operations from October 2008 to 2013. From May 1996 to September 2008, Ms. Oelschlager served as Director of Clinical Research of Arizona Pulmonary Specialists, where she managed a multi-specialty clinical research department. Ms. Oelschlager has co-authored multiple scientific publications and is a co-inventor of a number of our technologies. Ms. Oelschlager completed her core nursing requirements at Purdue University and holds an A.S. degree in nursing from Indiana Vocational Technical College.

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Compensation Discussion and Analysis
In the Compensation Discussion and Analysis (“CD&A”) section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.
This CD&A provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each material element of compensation that we provide to our executive officers. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our NEOs for the year ended December 31, 2024. This CD&A is intended to be read in conjunction with the immediately following tables, which include historical context for certain elements of compensation.
NAMED EXECUTIVE OFFICERS
Our NEOs for the fiscal year ended December 31, 2024, which consist of our principal executive officer (“PEO”), principal financial officer and our only other executive officers, are:
•Derek J. Maetzold, our President and CEO;
•Frank Stokes, our Chief Financial Officer;
•Tobin W. Juvenal, our Chief Commercial Officer; and
•Kristen M. Oelschlager, our Chief Operating Officer.
BUSINESS OVERVIEW
Our commercially available proprietary tests focus on answering clinical questions arising during the treatment of:
•Dermatologic cancers — DecisionDx®-Melanoma, DecisionDx®-SCC, and MyPath® Melanoma
•Barrett’s esophagus — TissueCypher® Barrett’s Esophagus Test
•Uveal melanoma — DecisionDx®-UM
•Mental health diagnoses — IDgenetix®

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Our Test Portfolio
Our portfolio consists of test offerings to aid clinicians in the diagnosis and treatment of cancers or precancerous diagnoses in the fields of dermatology, gastroenterology and ophthalmology and a PGx test to guide optimal drug treatment for patients diagnosed with depression, anxiety and other mental health conditions.
Maintaining commercial success for our existing test portfolio requires generating ongoing evidence, such as clinical performance, clinical use documentation, to support appropriate clinician adoption, reimbursement success and guideline inclusion. The clinical validity and utility of our test portfolio is supported by peer-reviewed publications and ongoing clinical studies. Collectively, approximately 157 peer-reviewed articles have been published demonstrating the analytical validity, clinical validity and clinical utility of the tests in our portfolio.
2024 Performance Highlights
•$332 million in revenue, 51% year-over-year growth
•96,071 delivered test reports, 36% year-over-year growth
•As of December 31, 2024, cash and cash equivalents of $119.7 million and $173.4 million of marketable investment securities
•Publication of 157 peer-reviewed studies across all franchises to date
2024 Compensation Highlights
•Short-Term Incentive Plan - The Company achieved 128.8% of corporate performance goals. As a result, the bonus paid to our CEO was 128.8% of the target bonus opportunity and the average bonuses paid to the other NEOs was 128.0% of the target bonus opportunity.
•Long-Term Incentive Plan - The timing of the grant of equity awards to our executive officers was shifted from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year to ensure better alignment with the Company’s full fiscal year’s performance before making pay decisions for the following year. As a result, no annual equity awards were granted in 2023. We resumed granting our annual equity awards in Q1 2024. We expect to maintain this cycle moving forward to better align with the Company’s fiscal year results.
•Performance-Based Equity - Based on Stockholder feedback, a significant portion of executive compensation will be “at-risk” and continue to be performance-based. In 2024 and 2025, the performance-based equity awards represented 50% of the total equity award value for our CEO and approximately 25% of our other NEOs based on the grant date fair value reported in the Summary Compensation Table. We added two new three-year performance metrics to our 2024 awards that are separate from the metrics under our short-term incentive program and moved from a two-year performance period to a three-year performance period. In addition to revenue, successful launch of a new commercial test and achieving positive EBITDA was included as the two new performance metrics in our 2024 awards.
While the total compensation awarded to our NEOs during fiscal 2024 may appear to imply an increase in compensation, this change is due to the shift in our annual grant cycle from the fourth quarter of fiscal 2023 to the first quarter of the following year, resulting in no equity grants in 2023. This adjustment better aligns with our business priorities and reinforces our commitment to rewarding sustained performance and creating shareholder value, as detailed below.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
We have designed our executive compensation program to attract, retain, and motivate our executive officers, including our NEOs, by offering competitive compensation packages consisting of a base salary, an annual cash bonus, and long-term equity incentive awards, at a level consistent with market trends and industry data that we believe allows us to compete for the best talent in the highly-competitive environment in which we operate.
We believe the approach that has been adopted by our Compensation Committee, which includes consistent stockholder outreach and consideration of the feedback we receive, with its emphasis on variable cash

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Compensation Discussion and Analysis	Table of Contents
compensation, time-based equity awards, and performance-based equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
SUMMARY OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program is designed to compensate our executive officers fairly based upon an assessment of compensation available in the marketplace where we compete for executive personnel and our desire to achieve a balance of short-term and long-term rewards for maintaining and improving Company performance and stockholder value. It is administered by our Compensation Committee.
We believe our compensation program has assisted us in achieving strong performance for our customers, employees and stockholders. For example, during 2024, we generated total annual revenues of $332.1 million above the target level of $305.0 million as established under our short-term incentive compensation program for 2024. Our revenue goal category results, along with our success with each of our other goal categories resulted in a bonus payout for our CEO of 128.8% of the target bonus opportunity based on corporate performance objectives. Actual bonuses paid to the other NEOs was 128.0% of the target bonus opportunity. See “Annual Performance-Based Cash Bonuses” below for more information.
We are strongly committed to a pay for performance culture which includes using cash incentives to reward in-year execution as well as long-term incentives that increase in value as the stock price improves. For 2024, 51% of our CEO’s total compensation was tied to performance via cash incentives and performance-based equity awards. In addition, we shifted the timing our annual equity awards to provide us the benefit of our final, Board-approved budget and our financial results, prior to setting performance goals for the executive officers Performance-Based Stock Units (“PSUs”) and to align total equity awards with performance. We compete for talent in a highly competitive industry that requires specific expertise to innovate, test and gain approval for our products in a safe manner for patients. Our compensation policies seek to balance near-term execution with long-term performance to ensure appropriate risk taking given the highly regulated industry we operate within.
Our approach to establishing executive compensation is to examine a variety of factors including market data, experience, role, history, internal pay parity, affordability and individual performance. Market-based ranges for each position, and an executive officer's positioning within that range, inform the Compensation Committee's determination of overall compensation within a competitive market range. The material elements of our executive compensation program include:
•Base salary, which provides a stable means of cash compensation designed to provide competitive compensation that reflects the contributions and skill levels of each executive officer;
•Short-term incentive compensation, consisting of our annual cash bonus program where payouts are earned based upon both objective measures (as shown below under “Annual Performance-Based Cash Bonuses”) and a subjective assessment of annual performance, which in both cases is designed to encourage and reward the accomplishment of goals intended to benefit the Company and its stockholders; and
•Long-term incentive compensation, consisting of a mix of stock-based awards designed to reward performance over a period of time and to tie a portion of executive compensation more directly to the creation of long-term stockholder value. Based on consideration of stockholder feedback we received and peer-group benchmarks, in 2022 we introduced PSUs that vest upon the achievement of specified performance criteria and a specific service period into the long-term incentive component of our executive compensation program. In 2023, we shifted the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year so that we had the benefit of our final, Board-approved budget and our financial results, prior to setting performance goals for the executive officers’ PSUs and to align total equity awards with performance. In 2024, to mitigate overlapping metrics between short-term and long-term incentives, the 2024 PSU performance period was increased from two years to three years and in addition to revenue, the metrics also included the commercial launch of certain pipeline test and achieving positive EBITDA by end of 2026.

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Our executive compensation program is designed to link a significant portion of the compensation of our executive officers to defined performance standards that we believe properly incentive our executive officers to strive for near-term earnings and returns as well as growth in long-term stockholder value.
2024 STOCKHOLDER OUTREACH
For many years, we followed a consistent approach to the design of our executive compensation program. At our 2024 annual meeting of stockholders, we asked our stockholders to indicate their support for the compensation of our named executive officers by casting a non-binding, advisory vote “FOR” such compensation as described in the proxy statement Say-on-Pay proposal. Our Say-on-Pay proposal received the support of approximately 97% of the votes cast. The Board is appreciative of this support and believes it indicates that stockholders are supportive of our pay program structure and the alignment we have created between management and stockholder interests. A key focus of our ongoing engagement with stockholders in 2024 was to continue the communication with respect to our executive compensation programs. We continued to conduct a robust, Board-driven stockholder outreach and engagement program in the fall of 2024, which informed the Board’s decisions for 2025. We strive to continuously improve our compensation program to drive strong alignment with Company performance and with our stockholders’ expectations.
We continued to engage Morrow Sodali LLC in 2024 to assist our Board with certain governance matters and to facilitate a direct stockholder outreach program. We initiated our 2024 stockholder outreach in the fourth quarter to gather input on governance matters, including our executive compensation program. As part of this process, we reached out to stockholders representing 60% of our then-outstanding common stock and held discussions with all who expressed interest. These discussions were led by our Compensation Committee Chair, with participation from certain members of the executive management team, including our CEO and our Vice President of Investor Relations & Corporate Affairs.
In 2024, these discussions covered a wide range of topics, including:
•Executive compensation
•Shareholder rights
•Overlapping metrics in short- and long-term incentives
•Desire for CEO pay to align with Company performance and size
•Enhancement to proxy disclosures
•Board structure (classification/super majority vote)
•Artificial intelligence risks
After considering stockholder feedback gathered from previous years and into the second half of 2024, as well as input from management and based in part on the Compensation Committee’s independent compensation consultant, the Compensation Committee has continued to approve changes to align our executive compensation program in 2024 with Company growth. These changes over recent years and into 2024 included:
•Continuing to expand the executive compensation disclosure in our proxy statement to respond to shareholder feedback and better describe the committee process and policy structure;
•Disclosing the material principles underlying Castle’s executive compensation policies and decisions and the most important factors relevant to changes we have made to better align our policies with investor feedback, ongoing trends and good governance practices such as:
◦Introducing performance-based equity incentive awards in the compensation package in 2022 for our executive officers with the grants to our CEO including 50% performance-based equity;
◦Adopting the Clawback Policy;

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Compensation Discussion and Analysis	Table of Contents
◦Adopting stock ownership guidelines for our directors and officers;
◦Aligning the 2024 performance-based equity incentive to the Company’s financial metrics and commercial pipeline goals; and
◦Shifting our annual grant cycle from the fourth quarter of the fiscal year to the first quarter of the subsequent year to (i) align with our final Board-approved budget, our fiscal year performance period, our goal setting and the reporting of our financial results and (ii) align with our commitment to performance-based equity as noted above.
Following changes we have implemented in response to shareholder feedback in previous years, investors expressed general satisfaction with the structure of our compensation for 2024. Each of the above are outlined in more detail in this Proxy Statement. The Compensation Committee will continue to consider stockholder feedback and the outcomes of future Say-on-Pay votes when evaluating our executive compensation programs and practices and making compensation decisions for our executive officers.

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Stockholder Feedback and Board Responsiveness

What We Heard	How We Responded

Short-Term Performance Hurdles in Long-Term Incentives
Based on stockholder feedback we moved away from a two-year performance period (used in our 2022 performance-based equity grants) to a three-year performance period for performance-based equity grants made in 2024. 50% of the CEO’s target long term annual incentives for 2024 remain performance-based and tied to pre-defined objectives set by the Board to align with the strategic plan. See “Performance-Based Equity Incentive Awards” on page 60.

Overlapping Metrics in Short- and Long-Term Incentives
To mitigate the perceived issue of overlapping metrics, for 2024 annual equity grants, we added two new three-year performance metrics that are separate from the metrics under our short-term incentive program, commercial pipeline testing goals and achieving positive EBITDA by the end of 2026. See “Performance-Based Equity Incentive Awards” on page 60.

Additional Transparency in Disclosure of Equity Award Performance Goals
Given the use of internal financial and pipeline goals over a multi-year period, and that we do not issue forward looking guidance for such metrics, we commit to provide full threshold, target and maximum goals, related payout opportunities, and final performance and pay outcomes at the conclusion of the performance period, in accordance with typical market practice and SEC rules. It is our intention to provide transparent disclosure at the appropriate time. See “Elements of Our Executive Compensation Program” on page 51.

Desire for CEO pay to align with Company Performance & Size
In response to the concerns raised, following the 2023 annual stockholder meeting, the Compensation Committee re-examined the peer group and made changes to better align with the Company’s revenue and market capitalization; this updated peer group impacted the approach to setting target executive pay quantum, mix and overall design for 2024. See “Peer Group Selections and Market Analysis” on page 55.

We moved the annual equity grant to the first quarter, following the close of the fiscal year, to ensure better alignment with the full year’s performance before making pay decisions for the following year and accordingly we granted annual awards in the first quarter of 2024 rather than late 2023.

We maintained 50% of the annual award for our CEO to be performance-based and tied to pre-defined objectives set by the Board to align with the strategic plan. The Company expanded disclosure in its proxy statement surrounding the CEO pay setting process and the performance metrics used in our performance-based compensation programs. See “Equity Award Mix” on page 60.

Desired Risk Mitigation Practices
In response to investor feedback regarding a perceived lack of risk mitigation policies, we formally adopted meaningful stock ownership guidelines for all Section 16 officers and for our non-employee directors. Shares counted towards such guidelines include shares owned outright, as well as unvested RSUs (net of tax). Unearned PSUs and options are not counted towards compliance with such guidelines. Additionally, consistent with Nasdaq requirements, the Company adopted an SEC compliant clawback policy for executives. See “Stock Ownership Guidelines” on page 67.

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COMPENSATION COMMITTEE OVERSIGHT OF COMPENSATION-RELATED RISKS
The Compensation Committee oversees Castle's compensation policies and practices, assesses risks and consequences, and recommends additional measures for mitigation. It also evaluates, approves, or recommends adjustments to compensation plans, including modifications or terminations, and oversees Castle's overall compensation strategy and policies. We have committed to numerous practices and safeguards to ensure our compensation practices align the interests of our executive officers and stockholders, including:

What We Do
Pay for Performance Philosophy and Culture. Our executive compensation program is designed to align incentive-based compensation with Company performance.

Significant Portion of “At-Risk” Executive Compensation is Performance-Based. Under our executive compensation program for 2024, 51% of the CEO’s and 30% of each other NEO’s total compensation reported in the Summary Compensation Table consisted of performance-based cash bonuses and performance-vesting equity awards was therefore “at risk,” which we believe aligns their short- and long-term interests with of those of our stockholders.

Independent Compensation Committee. The Compensation Committee is comprised solely of non-employee directors who satisfy applicable Nasdaq and SEC independence requirements.
Independent Compensation Advisor Reports Directly to the Compensation Committee. The Compensation Committee engages its own compensation consultant to assist with making compensation decisions.

Stock Ownership Guidelines for Directors and Officers. We maintain Stock Ownership Guidelines that require minimum ownership of our common stock by our directors, CEO and other Section 16 officers. See below under, “Other Compensation Policies and Practices—Stock Ownership Guidelines” for details.

Multi-Year Vesting Requirements for Retention and Long- and Short-Term Alignment. The equity awards granted to our executive officers generally vest over multiple years, consistent with current market practice and our retention objectives.

Annual Say-On-Pay Vote. We hold an annual Say-on-Pay vote to allow our stockholders to approve, on an advisory basis, the compensation of our NEOs.
Active Stockholder Outreach. We proactively engage with our stockholders throughout the year.

Clawback Policy. Our Clawback Policy enables us to recover any incentive compensation granted, vested or paid to an executive officer during the three (3) completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. Our Clawback Policy complies with NASDAQ listing standards. More detail is provided below under, “Other Compensation Policies and Practices—Clawback Policy.”

Prohibit Hedging or Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities. More detail is provided below under, “Other Compensation Policies and Practices—Prohibition on Hedging, Short Sales and Pledging.”

Minimize Inappropriate Risk Taking. Our executive compensation program is generally weighted toward long-term incentive compensation to discourage short-term risk taking, and includes goals that are quantifiable with objective criteria, multiple performance measures and caps on short-term incentive compensation.

Competitive Peer Group. Our Compensation Committee selects our peers from publicly traded biotechnology companies that have a comparable market capitalization, revenue, headcount, and research focus.

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What We Don’t Do

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

No Excessive Perquisites. As a matter of business philosophy, we offer limited perquisites to our executive officers.
No Guarantee Bonuses. We do not guarantee bonuses for executive officers
No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
No Single-Trigger Acceleration of Equity Awards Upon a Change-in-Control. We use double-trigger accelerated vesting of equity awards in the event of a change in control.
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees, including our NEOs, to take inappropriate risks. Our Compensation Committee believes that the mix and design of the elements of compensation, individually or in their entirety, do not encourage our employees, including our NEOs, to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs and our other participating employees with those of our stockholders.

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Compensation Determination Process
Role of Compensation Committee
Our Compensation Committee oversees our compensation policies, plans and benefits programs and reviews and approves (or makes recommendations to our Board regarding) the compensation of our executive officers and our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The Compensation Committee conducts an annual review of all components of executive compensation for our executive officers and may approve the compensation for all executive officers other than our CEO, for whom it recommends elements of compensation and overall bonus achievement to the independent members of our Board for approval. The Compensation Committee also reviews and recommends non-employee directors’ compensation to the full Board on an annual basis. The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.
Role of Management
Castle’s CEO is involved in the design and implementation of our executive compensation program and is typically present at Compensation Committee meetings, except that the CEO is not present during any voting or deliberations on his compensation. In 2024, the CEO reviewed the analysis and recommendations of Aon with the Compensation Committee and made recommendations to the Compensation Committee regarding proposed salary, cash bonus opportunities and equity awards for our officers (other than himself). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations, or may, if it deems appropriate, make a recommendation to the Board regarding the matter.
Role of Independent Compensation Consultant
The Compensation Committee retains an independent compensation consultant in order to provide professional expertise regarding a variety of executive compensation and market practices. The independent consultant assists the Compensation Committee in setting compensation and designing a comprehensive plan. In 2024, the Compensation Committee retained Aon to provide the Compensation Committee with the following services, focusing on all compensation components.
In 2024, Aon assisted the Compensation Committee with, among other things:
•Reviewing and modifying the compensation peer group;
•Providing executive and director market pay analysis to inform policy direction;
•Developing executive and director pay programs;
•Evaluating equity pay market trends and dilution;
•Providing support with stockholder outreach;
•Making recommendations with respect to change in control and severance arrangements; and
•Reviewing certain proxy disclosures, including this CD&A.
The Compensation Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers our objectives to recruit and retain qualified executives, align their interests with those of stockholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of our corporate objectives. The Compensation Committee conducted a specific review of its relationship with Aon in 2024, pursuant to applicable SEC rules and Nasdaq listing standards, and concluded that Aon’s work for the Compensation Committee did not raise any conflicts of interest.

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Use of Competitive Data
To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee, with the assistance of Aon, examines the competitive compensation data for senior executives of our peer companies, including total compensation and each element of compensation. The Compensation Committee uses a peer group to reference recent market data and understand the marketplace. However, the Compensation Committee also recognizes the importance of considering other factors as well, such as individual performance, experience, history and scope of responsibility, current market conditions and the specific needs of the business at critical points in time. The Compensation Committee uses its best business judgment in setting executive compensation and uses peer group data as a reference point. The Compensation Committee conducts an annual assessment of the peer group in order to ensure that it reflects Castle’s most current financial and sector-specific standing.
Peer Group Selection and Market Analysis
The Compensation Committee engaged its independent compensation consultant, Aon, to provide competitive compensation information including pay levels, trends and mix, to inform the design of our 2024 executive compensation program. Working with the Compensation Committee, Aon constructed a peer group for Castle for the Compensation Committee’s consideration and approval, after reviewing general industry data, industry-specific data and public available information in proxy statements and other SEC filings. The objective was to identify companies representing Castle's broad labor market for talent while maintaining comparability, having sufficient group size to avoid distortions from a single company, and ensuring sufficient and credible data are available. The peer groups outlined below are a result of this work.
When reviewing competitive market data, the Compensation Committee examines the range of market data but does not set a specific targeted percentile as part of its compensation philosophy. An executive's positioning against the competitive labor market is intended to reflect that executive's experience, marketability and performance over a period of time. While the Compensation Committee uses competitive benchmarking in determining appropriate compensation ranges, the Compensation Committee generally avoids making “automatic” adjustments based solely on an employee's positioning relative to the market. The Compensation Committee believes this approach better utilizes competitive data to facilitate, rather than dictate, the Company's compensation decisions, which results in appropriate recognition of our top performers.
Depending on whether the Company and an individual’s performance exceed the specified performance criteria, realized total compensation during any given year may be above or below the benchmark compensation levels. The amount and structure of compensation can also vary by executive due to negotiations and competitive pressures inherent in attracting and hiring experienced diagnostic managerial talent. To help attract and retain such talent, the Compensation Committee also seeks to provide an appropriate level of employee benefits comparable to those in the diagnostics industry and to publicly traded companies.
Each year, Aon reviews the external market data and evaluates the composition of our peer group to ensure it appropriately reflects our growth, the increase in our revenues and market capitalization and the consolidation in our industry.
2024 Peer Group
In August of 2023, the Compensation Committee updated the peer group for 2024. A broader metric was used to account for the Company being at the top quartile and the Company’s profile relative to peers. Specifically, with the assistance of Aon, the Compensation Committee considered companies:
•in the life sciences industry (specifically molecular diagnostic companies, biotechnology and select pharmaceutical companies), life sciences tools, commercial biotechnology, health equipment and supplies as a reflection of the talent market;
•with revenues of approximately three-fourths (0.75x) to five times (5x) our then-projected revenue (when rounded, this resulted in a range of $150 million to $1.02 billion in revenue); and

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•with market value of approximately one-half (0.5x) to four times (4x) our market capitalization at the time (resulting in a range of between $200 million to $1.7 billion in market capitalization).
The 2024 Peer Group consists of the 17 companies listed in the table below. At the time the Compensation Committee approved the 2024 Peer Group, we were at approximately the 13th percentile for market capitalization among the 2024 Peer Group, approximately the 28th percentile for revenue and approximately the 79th percentile for annual revenue growth. The Compensation Committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity that are aligned with the potential growth of the Company.
The companies comprising the 2024 Peer Group selected by Aon and approved by the Compensation Committee are listed below:

▶ Adaptive Biotechnologies Corporation (ADPT)	▶ CareDx, Inc. (CDNA)	▶ Mesa Laboratories, Inc. (MLAB)	▶ Pacific Biosciences of California, Inc. (PACB)	▶ Veracyte, Inc. (VCYT)

▶ ADMA Biologics, Inc. (ADMA)	▶ Guardant Health, Inc. (GH)	▶ Natera, Inc. (NTRA)	▶ Quanterix Corporation (QTRX)

▶ Axonics, Inc. (AXNX)	▶ Invitae Corporation (NVTAQ)	▶ NeoGenomics, Inc. (NEO)	▶ Silk Road Medical, Inc. (SILK)

▶ BioCryst Pharmaceuticals, Inc. (BCRX)	▶ iRhythm Technologies, Inc. (IRTC)	▶ OraSure Technologies, Inc. (OSUR)	▶ Twist Bioscience Corporation (TWST)

Changes from Prior Peer Group(1)

Added for 2024	Removed for 2024
ADMA Biologics, Inc.	Codexis, Inc.
BioCryst Pharmaceuticals, Inc.	NanoString Technologies, Inc.
Mesa Laboratories, Inc.	Shockwave Medical, Inc.
(1)Primarily due to change in revenue, market value, and/or being acquired.

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ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
To maintain a competitive and comprehensive overall compensation package, we utilize three primary compensation elements to reward our executives: base salary, short-term annual cash bonuses, and long-term equity compensation. When setting our compensation program, we focus on motivating our executive officers to lead our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.
Base Salaries
Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved by the Compensation Committee upon employment, and are reviewed and adjusted, as appropriate, by the Compensation Committee on an annual basis, based on consideration of various factors, including:
•The individual’s role and responsibilities;
•Individual contribution and performance over the past year;
•Labor market conditions;
•Inflation;
•Corporate performance; and
•Salaries for similar positions within our industry and peer group.
Our Compensation Committee and, with respect to our CEO, the independent members of the Board, approved the following base salary for our NEOs for fiscal 2024. The below increases were in line with the general policies implemented across the Company in setting pay increases.

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Change (%)

Derek J. Maetzold	686,400	715,572	4.3%
Frank Stokes	488,800	500,042	2.3%
Tobin W. Juvenal	482,300	506,415	5.0%
Kristen M. Oelschlager	482,300	506,415	5.0%
Annual Performance-Based Cash Bonuses
Annual performance-based cash bonuses are designed to provide our NEOs with appropriate incentives to achieve defined annual performance goals. Payments under our annual cash bonus program are primarily based on the achievement of corporate performance goals pre-established by our Board. Goals are typically approved in the first quarter and are designed to incentivize focus and strong execution on the part of the leadership team. Actual performance against these performance goals funds the annual bonus plan pool and threshold levels of performance must be met for the pool to be funded.
Each of our NEOs participated in our 2024 annual cash bonus program. Executive officers who participate in this plan have a pre-established threshold, target and maximum cash bonus award opportunities, expressed as a percentage of their base salary. In setting the bonus opportunities for 2024, in 2024, the Compensation Committee approved adjustments to the 2023 bonus opportunities for our NEOs to better align with market practices, our performance and our compensation philosophy. The target bonus opportunity for Mr. Maetzold was increased from 95% to 100% of base salary. Additionally, the target bonus opportunities for Mr. Juvenal, Mr. Stokes and Ms. Oelschlager were each increased from 50% to 55% of base salary. These adjustments reflect the

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Committee’s ongoing review of competitive compensation positioning and are intended to ensure that our executive compensation program remains aligned with our performance and industry standards.
For 2024, our NEOs had the annual cash bonus opportunities set forth in the table below.

	Payout Opportunities (as a percentage of base salary)
Named Executive Officer	Threshold	Target	Maximum
Derek J. Maetzold	57.5%	100.0%	147.5%
Frank Stokes	30.8%	55.0%	79.2%
Tobin W. Juvenal	30.8%	55.0%	79.2%
Kristen M. Oelschlager	30.8%	55.0%	79.2%
Payouts for the annual performance-based cash bonus are also based on the achievement of individual performance goals, other than for Mr. Maetzold, whose cash bonus award opportunity is based 100% on corporate performance goals. For the other NEOs, 80% of their cash bonus award opportunity is based on the achievement of corporate performance goals, with the remaining 20% based on individual performance goals. The individual performance factor can then be adjusted by a multiplier–up or down–depending upon the Compensation Committee’s assessment. The individual performance multipliers for the other NEOs are the same multipliers used for all other Castle employees. The Compensation Committee assesses the individual performance factor attainment that determines this component (taking into consideration the assessment by the CEO) for the other NEOs. The Compensation Committee then makes a recommendation to the independent members of the board for review and approval. Payments related to the achievement of individual performance goals over the target level are reported as a discretionary bonus, as discussed further below.
The table below reflects the 2024 corporate performance goals for the 2024 annual bonus plan and the resulting achievement approved by the independent members of our Board in January 2025, at the recommendation of the Compensation Committee.

Goal Category	Corporate Performance Goals	Target	Actual	Target Weighting	Actual Weighting

Revenue	Revenue for the year ended December 31, 2024	$305.0 million	$332.1 million	75.0%	108.8%	(1)
Long term Initiatives	•Validation of inflammatory skin disease test •Achievement of certain electronic ordering metrics •Achievement of certain reimbursement rates for DecisionDx-SCC	•Achieve specified validation study •Achieve specified electronic ordering metrics •Achieve specified reimbursement rates	•Specified validation study achieved •Specified electronic ordering metrics achieved •Specified reimbursement rates achieved	25.0%	20.0%	(2)
				100.0%	128.8%
(1)The Compensation Committee used a sliding scale of revenue performance ranging from $283.0 million to $357.0 million to determine the actual weighting. The Compensation Committee used a sliding scale rather than a fixed threshold in order to better align the actual bonus payouts to the actual level of revenues, given the wide range of possible results. All points on this scale represent an increase in revenue performance from the prior year. The actual revenue for 2024 was $332.1 million. For illustration purpose, only the maximum, actual, target and minimum on the sliding scale of revenue is displayed.

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	2024 Revenue ($ millions)	Growth over 2023 Revenue of $220M	Factor for Pool Funding (A)	Target Weighting (B)	Actual Weight for Revenue Component (A x B)

Maximum	$357.00	62%	150%	75%	112.5%
Actual	$332.10	51%	145%	75%	108.8%
Target	$305.00	39%	100%	75%	75.0%
Minimum	$283.00	29%	50%	75%	37.5%
(2)Actual weighting could have ranged between 0% (for below threshold performance of all components) and 25.0% (for target performance of all components). The threshold performance level for the three components would have resulted in a weighting of 20.0%. The actual outcome was based on objectively determinable information with respect to the published validation reports, specified electronic ordering metrics and specified reimbursement rates. No discretion was applied by the Compensation Committee. We are not disclosing the specific targets or specific actual outcomes of these metrics because we believe it would provide our competitors with insight into our internal confidential strategic operations and planning processes and could cause us competitive harm. The specific targets were set to reflect a significant step-up from the prior year’s targets and are consistent with the Company’s long-term growth strategy. Achieving this level would require not only sustained organic growth but also successful execution of key strategic initiatives. Given the inherent challenges in achieving and maintaining profitability in our industry, the specific target was intentionally set at a level that demands superior execution.

Milestone	Percent Range	Actual Achieved

Achieve specific validation study	0% to 10%	10%
Electronic ordering milestone	0% to 10%	5%
Achieve specified reimbursement rates	0% to 5%	5%
		20%
The Compensation Committee selected these corporate performance goals and this incentive structure in order to measure a variety of key drivers of Castle’s performance that it expects to contribute to Castle’s long-term growth. The Compensation Committee believes that the revenue metric represents the most important of these metrics due to its importance to our financial results and its use by investors in understanding our business. Revenue also represents a culmination of our efforts across multiple initiatives, including the effectiveness of our sales and marketing efforts and achieving reimbursement milestones. Therefore, the revenue metric received the greatest weight.
The individual performance of the NEOs (other than the CEO) was also certified by the Compensation Committee, after consideration of feedback from the CEO, and was set at 125% for Mr. Stokes, Mr. Juvenal and Ms. Oelschlager. For 2024, the target level of payout for the personal portion of the bonus was 100% and the maximum was at 130%. These payout percentages are based on an internal performance rating assessment applied to each individual and corresponded with the approach we used internally for other employees in assessing the individual performance goals. Target level of performance is indicative of meeting the minimum expectations for the role. The Compensation Committee determined that above target level of performance was warranted for each of these executive officers. Based on their respective performance ratings, the Compensation Committee decided to award amounts for the personal portion of the bonus above the target level. Payments related to achievement of individual performance goals above the individual performance level of 100% are considered discretionary amounts. Such amounts are reported in the “Bonus” column of the Summary Compensation Table instead of the “Non-equity incentive plan compensation” column. Such incremental amounts awarded to Mr. Stokes was $13,751 and Mr. Juvenal and Ms. Oelschlager were $13,926 for 2024.

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The calculation of our NEOs’ earned annual incentives for 2024 were as follows:

Name	Base Salary ($)	Target Bonus (%)	Target Bonus ($)(1)	Corporate Performance Actual (%)	Corporate Performance Weighting (%)	Individual Performance Actual (%)	Individual Performance Weighting (%)	Actual Bonus ($)(2)

Derek J. Maetzold	715,572	100	715,572	128.8	100	—	—	921,657
Frank Stokes	500,042	55	275,023	128.8	80	125	20	352,140
Tobin W. Juvenal	506,415	55	278,528	128.8	80	125	20	356,628
Kristen M. Oelschlager	506,415	55	278,528	128.8	80	125	20	356,628
(1)Target Bonus is calculated as Base Salary multiplied by Target Bonus (%).
(2)Actual bonus is calculated as follows: (Target Bonus ($) x Corporate Performance Actual x Corporate Performance Weighting) + (Target Bonus ($) x Individual Performance Actual x Individual Performance Weighting). As a percentage of target bonus, the actual bonus amounts earned were 128.8% for Mr. Maetzold and were 128.0% for Messrs. Stokes and Juvenal and Ms. Oelschlager.
Equity-Based Incentive Awards
Overview
Since our initial public offering (“IPO”) in July 2019, we have granted and intend to grant equity-based incentive awards pursuant to the 2019 Plan, which our board of directors adopted and our stockholders approved in July 2019.
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interest of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our Compensation Committee is responsible for approving equity grants or making recommendations regarding equity grants to the Board. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and annually thereafter. The Compensation Committee determines the size and structure of annual equity awards in its discretion based on a review of various factors, including market data, peer practices, individual and business performance, and after consultation with Aon.
Shift in Grant Timing
Historically, we have granted annual equity awards to all employees, including our executive officers, in the fourth quarter, in the last month of our fiscal year. In fiscal year 2023, in order to be further aligned with our pay-for-performance philosophy and in response to stockholder feedback, the Compensation Committee decided to shift the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year. This new timing will provide us with the benefit of our final, Board-approved budget and our financial results, prior to setting performance goals for the executive officers’ PSUs and to align total equity awards with performance. Therefore, no annual equity awards were granted to our executive officers during fiscal year 2023. We resumed granting annual equity awards in 2024 and we anticipate that our executive officers will continue to receive their annual equity awards in the first quarter of each subsequent fiscal year based on the performance of the previous year.

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Performance-Based Equity Incentive Awards
Based on a combination of stockholder feedback, peer group data and the maturity of the Company for 2024, the Compensation Committee restructured the PSU design to mitigate overlapping metrics between short-term and long-term incentives. Starting in 2024, the PSU performance period was increased from two years to three years. We also added two additional performance metrics: the commercial launch of certain pipeline tests and achieving positive EBITDA by end of 2026. The PSUs will vest as each financial metrics are individually met. The Compensation Committee continued to select revenue as a metric because it believes that as an early-stage commercial company, revenue is a critically important financial measure in understanding our current business performance and assessing our future potential. The Compensation Committee also considered that revenue is also a component of the annual cash incentive bonus plan and determined that given the importance of revenue and that it represents a culmination of our efforts across multiple initiatives, including the effectiveness of our sales and marketing efforts and achieving reimbursement milestones, it was appropriate to also use revenue for the PSU performance metric over a three-year period. We are not disclosing the specific targets or specific actual outcomes of these metrics because we believe it would provide our competitors with insight into our internal confidential strategic operations and planning processes and could cause us competitive harm. We will provide full threshold, target and maximum goals, related payout opportunities, and final performance and pay outcomes at the conclusion of the performance period.
Equity Award Mix
Based on consideration of continued stockholder feedback and the recommendations of the Compensation Committee and Aon, our Board approved the following mix of long-term equity incentives:

The time-based RSUs vest in annual installments over a four-year period subject to the holder’s continuous service with us. The PSUs vest contingent upon the achievement of revenue target, commercial launch of certain pipeline tests and achieving positive EBITDA, as described above. NEOs are set at 75% for retention and to help foster teamwork.

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Stock Options
We have not granted stock options to our NEO since 2021, but may grant options to them in the future as part of the equity mix. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our stock option awards vest over a four-year period subject to the holder’s continuous service with us.
Prior Year PSU Performance
In 2022, we granted PSUs to each of our NEOs. The PSUs were eligible to vest upon achievement of a cumulative revenue goal that may occur on or prior to the end of 2024 and the NEO’s continued service (the “2022 PSUs”). The revenue goal approved by the Compensation Committee in 2022 was cumulative Company revenue of $375 million or greater during 2023 and 2024. Upon reaching the revenue goal, 50% of the PSUs would vest and 50% of the PSUs would vest one year later, subject to the NEO’s continued service with us. In August 2024, the Board certified that the revenue goal for the 2022 PSU was achieved because our reported cumulative revenue in 2023 and the first two quarters of 2024 was $379.8 million. Therefore, 50% of the 2022 PSUs vested in August 2024 and, the remaining 50% of the 2022 PSUs are all subject to time-based vesting and will vest in full on August 8, 2025.
AGREEMENTS WITH OUR NEOS
Below are descriptions of our employment agreements with our NEOs. Each of our executive officers’ employment is at will and may be terminated by us at any time. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Benefits upon Termination or Change-in-Control.”
Mr. Maetzold. We entered into an employment agreement with Mr. Maetzold in June 2008, which was amended and restated in September 2012, and amended in February 2017 and in June 2019 and which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Maetzold is entitled to an annual base salary, which was $715,572 in 2024. In addition, Mr. Maetzold is eligible to receive an annual performance cash bonus with a target of 100% (increased to 100% beginning in 2024) of his base salary depending on corporate performance and his individual performance. Pursuant to his employment agreement, as amended, Mr. Maetzold is entitled to receive periodic grants of stock options, as determined by our board of directors.
Mr. Stokes. We entered into an offer letter agreement with Mr. Stokes in November 2017, which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Stokes is entitled to an annual base salary, which was $500,042 in 2024. In addition, he is eligible to receive an annual performance cash bonus with a target payout of 55% (increased to 55% beginning in 2024) of his base salary depending on corporate performance and individual performance. Pursuant to his employment agreement, in May 2018, we granted to Mr. Stokes an option to purchase 133,137 shares of common stock.
Mr. Juvenal. We entered into an employment agreement with Mr. Juvenal in October 2008, which was amended on April 21, 2009, and which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Juvenal was entitled to an annual base salary, which was $506,415 in 2024. In addition, he is eligible to receive an annual performance cash bonus with a target payout of 55% (increased to 55% beginning in 2024) of his base salary depending on corporate performance and individual performance.
Ms. Oelschlager. We entered into an employment agreement with Ms. Oelschlager in September 2008, which was amended on April 11, 2016, and which governs the current terms of her employment with us. Under the terms of the employment agreement, Ms. Oelschlager was entitled to an annual base salary, which was $506,415 in 2024. In addition, she is eligible to receive an annual performance cash bonus with a target payout of 55% (increased to 55% beginning in 2024) of her base salary depending on corporate performance and individual performance.

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POTENTIAL BENEFITS UPON TERMINATION OR CHANGE-IN-CONTROL
This “Potential Benefits upon Termination or Change-in-Control” section should be read in conjunction with the “—Potential Payments upon Termination or Change-in-Control” section below, which provides a table that quantifies the benefits described in this section.
Severance and Change in Control Plan
Regardless of the manner in which a NEO’s service terminates, each NEO is entitled to receive amounts earned during his or her term of service, including unpaid salary and any unused vacation time. In addition, each of our NEOs is eligible to receive certain benefits in connection with certain terminations pursuant to his or her participation agreement with our Severance and Change in Control Plan (the “Severance Plan”), including continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The term “change-in-control” has the meaning provided in the 2019 Plan, as further described below. The definitions of “covered termination” and “good reason” referenced below are in the Severance Plan filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Mr. Maetzold. Upon Mr. Maetzold’s covered termination that does not occur during a change in control period, Mr. Maetzold will be eligible to receive (i) continued base salary for 18 months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) a cash bonus equal to 150% of the greater of the most recent annual performance bonus target or actual bonus earned, to be paid in equal regular installments over 18 months in accordance with our normal payroll procedures and less any applicable withholdings, (iii) continuation of coverage under COBRA at our expense for up to 18 months, (iv) 18 months’ acceleration on the vesting of any unvested portion of outstanding time-vesting equity awards, and (v) a prorated number of shares underlying performance-based awards determined based on the number of days from the start of the performance period until the covered termination, divided by the total performance period, with the number of shares determined based on actual performance as of the end of the relevant performance period. In the event Mr. Maetzold’s covered terminated occurs during a change-in-control period (beginning three months before, and ending 12 months following a change-in-control), he will be eligible to receive (i) continued base salary for 36 months, payable in a lump sum after the date of termination less any applicable withholdings, (ii) a cash bonus equal to 300% of annual performance bonus target for the year in which the event occurs, to be paid in a lump sum after the date of termination, (iii) continuation of coverage under COBRA at our expense for up to three years, and (iv) immediate vesting of any unvested portion of time-vesting equity awards outstanding and any performance-vesting award will accelerate vesting at 100% of the target level of performance as of the date of covered termination. In addition, if Mr. Maetzold resigns without “good reason” then he will be entitled to 12 months of continued payments of his base salary. In all events of termination, Mr. Maetzold will be paid for any unused earned vacation time. In connection with a change-in-control, if (i) the successor or acquiring entity does not assume or continue Mr. Maetzold’s equity awards, and (ii) he continues to be employed through the effective date of the change-in-control, then all his unvested and outstanding equity awards will vest, and any performance-vesting award will accelerate vesting at 100% of the target level of performance or, if greater, based on actual performance measured as of the effective time of the change-in-control.
Mr. Stokes. Upon Mr. Stokes’ covered termination during a non-change in control period, he will be eligible to receive (i) continued base salary for 12 months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the current year (iii) continuation of coverage under COBRA at our expense during such 12 month period, (iv) 12 months’ accelerated vesting of any unvested portion of outstanding time-vesting equity awards, and (v) a prorated number of shares underlying performance-based awards determined based on the number of days from the start of the performance period until the covered termination, divided by the total performance period, with the number of shares determined based on actual performance as of the end of the relevant performance period. In the event Mr. Stokes’ covered termination occurs during a change of control period, he will be eligible to receive (i) continued base salary for 12 months, payable in a lump sum after the date of termination less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the prior year, to be paid in a lump sum after the date of termination (iii) continuation of coverage under COBRA at our expense during such 12 month period, and (iv) immediate vesting of any unvested portion of time-vesting equity awards outstanding and any

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performance-vesting award will accelerate vesting at 100% of the target level of performance as of the date of covered termination. In all events of termination, Mr. Stokes will be paid for any unused earned vacation time. In connection with a change in control, if (i) the successor or acquiring entity does not assume or continue Mr. Stokes’ equity awards, and (ii) he continues to be employed through the effective date of the change in control, then all his unvested and outstanding equity awards will vest, and any performance-vesting award will accelerate vesting at 100% of the target level of performance or, if greater, based on actual performance measured as of the effective time of the change-in-control.
Mr. Juvenal. Upon Mr. Juvenal’s covered termination during a non-change in control period, he will be eligible to receive (i) continued base salary for 12 months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the current year (iii) continuation of coverage under COBRA at our expense during such 12 month period, (iv) 12 months’ accelerated vesting of any unvested portion of outstanding time-vesting equity awards, and (v) a prorated number of shares underlying performance-based awards determined based on the number of days from the start of the performance period until the covered termination, divided by the total performance period, with the number of shares determined based on actual performance as of the end of the relevant performance period. In the event Mr. Juvenal’s covered termination occurs during a change of control period, he will be eligible to receive (i) continued base salary for 12 months, payable in a lump sum after the date of termination less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the prior year, to be paid in a lump sum after the date of termination (iii) continuation of coverage under COBRA at our expense during such 12 month period, and (iv) immediate vesting of any unvested portion of time-vesting equity awards outstanding and any performance-vesting award will accelerate vesting at 100% of the target level of performance as of the date of covered termination. In all events of termination, Mr. Juvenal will be paid for any unused earned vacation time. In connection with a change in control, if (i) the successor or acquiring entity does not assume or continue Mr. Juvenal’s equity awards, and (ii) he continues to be employed through the effective date of the change in control, then all his unvested and outstanding equity awards will vest, and any performance-vesting award will accelerate vesting at 100% of the target level of performance or, if greater, based on actual performance measured as of the effective time of the change-in-control.
Ms. Oelschlager. Upon Ms. Oelschlager’s covered termination during a non-change in control period, she will be eligible to receive (i) continued base salary for 12 months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the current year (iii) continuation of coverage under COBRA at our expense during such 12 month period, (iv) 12 months’ accelerated vesting of any unvested portion of outstanding time-vesting equity awards, and (v) a prorated number of shares underlying performance-based awards determined based on the number of days from the start of the performance period until the covered termination, divided by the total performance period, with the number of shares determined based on actual performance as of the end of the relevant performance period. In the event Ms. Oelschlager’s covered termination occurs during a change of control period, she will be eligible to receive (i) continued base salary for 12 months, payable in a lump sum after the date of termination less any applicable withholdings, (ii) a cash bonus equal to the annual target bonus for the prior year, to be paid in a lump sum after the date of termination (iii) continuation of coverage under COBRA at our expense during such 12 month period, and (iv) immediate vesting of any unvested portion of time-vesting equity awards outstanding and any performance-vesting award will accelerate vesting at 100% of the target level of performance as of the date of covered termination. In all events of termination, Ms. Oelschlager will be paid for any unused earned vacation time. In connection with a change in control, if (i) the successor or acquiring entity does not assume or continue Ms. Oelschlager’s equity awards, and (ii) she continues to be employed through the effective date of the change in control, then all her unvested and outstanding equity awards will vest, and any performance-vesting award will accelerate vesting at 100% of the target level of performance or, if greater, based on actual performance measured as of the effective time of the change-in-control.
All severance benefits described above are subject to (i) the execution and effectiveness of a release of claims in favor of us and (ii) compliance with the executive’s employment agreement and employee proprietary information agreement.

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Each of our NEOs holds stock options, time-based RSUs and PSUs under the Castle Biosciences, Inc. 2008 Stock Plan (the “2008 Plan”), the Castle Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and/or the 2019 Plan that were granted subject to the general terms of the applicable equity plan and the form of stock option or RSU agreement, as applicable. A description of the change-in-control provisions in the 2008 Plan, 2018 Plan and 2019 Plan are set forth below. Specific vesting terms of each NEO’s stock options, RSUs and PSUs are described under “—Outstanding Equity Awards at Fiscal Year End.”
PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
There were no defined benefit pension or nonqualified deferred compensation plans in place for 2024. Our board of directors may elect to provide our officers and other employees with such benefits in the future if it determines that doing so is in our best interests.
OTHER COMPENSATION PRACTICES AND POLICIES
Perquisites, Health, Welfare and Retirement Benefits
Our NEOs, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, group term life, disability, employee assistance, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our NEOs, as discussed in the section below titled “—401(k) Plan.”
We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances. We do reimburse Mr. Stokes for certain expenses relating to his travel from his home in Charlotte, North Carolina to our offices in Friendswood, Texas.
We pay a portion of the premiums for medical, dental, vision, group term life, disability, employee assistance and accidental death and dismemberment insurance for all of our employees who work at least 30 hours per week, including our NEOs.
401(k) Plan
We maintain a defined contribution employee retirement plan (the “401(k) plan”), for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) under the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,000 for calendar year 2024. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2024 was up to an additional $7,500 above the statutory limit. For the year ended December 31, 2024, we made matching contributions into the 401(k) plan on behalf of participants in an amount equal to 100% of up to 6% of eligible compensation contributed to the 401(k) plan, subject to statutory limits. For calendar year 2024, the maximum matching contribution for a participant in the 401(k) plan was $20,700. Matching contributions vest immediately. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) plan’s trustee.
Retirement Policy
During 2022, our Board evaluated the retentive and succession planning value of a retirement policy. In January 2023, our Board adopted a retirement policy for our employees who (i) generally are at or above the Vice President level on the date of their retirement, (ii) are at least 60 years of age and (iii) have completed at least five years of service with us.
For equity awards that are subject to time-vesting, acceleration of the vesting and exercisability of any then-outstanding equity awards to the extent such awards were scheduled to vest during the vesting period following the retirement date based solely on the eligible employee’s continued employment with us, had such employee remained employed by us through such date, that portion of the then-outstanding equity award will be deemed immediately vested and exercisable as of the date immediately preceding the retirement date.

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For equity awards that are subject to performance-vesting, if the relevant performance conditions of any then-outstanding equity award are achieved prior to the retirement date but the award remains subject to time-vesting and is scheduled to vest during the vesting period following the retirement date based solely on the eligible employee’s continued employment with us, had such employee remained employed by the Company through such date, the earned portion of the award will be deemed immediately vested and exercisable as of the date immediately preceding the retirement date. If the relevant performance conditions of any then-outstanding equity awards are not achieved prior to the retirement date, the award shall be treated according to their individual award agreements.
The vesting periods are as follows:
•CEO: 24 months, plus an additional six months for each year of service after the age of 66.
•Senior Vice President and above: 18 months, plus an additional three months for each year of service after the age of 66.
•Vice President and below: nine months, plus an additional three months for each year of service after the age of 66.
Eligible employees will have 12 months following the retirement date to exercise the outstanding and vested time-vesting equity awards.
Currently Mr. Maetzold and Mr. Juvenal meet the requirements for accelerated vesting upon retirement under the Retirement Policy.
This policy was adopted to facilitate and support ongoing organizational changes as we build and scale the business for growth and to assist with succession planning activities.
Insider Trading Policy; Prohibition on Hedging, Short Sales and Pledging
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Under our Insider Trading Policy, our directors, executive officers, employees, and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock or debt. Additionally, directors, executive officers, employees, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.
Clawback Policy
In 2023, our Compensation Committee adopted our Clawback Policy, which complies with the Dodd-Frank Act, as required by SEC rules, and Nasdaq’s listing standards that apply to incentive compensation earned after the effective date of the policy. The Clawback Policy provides that, in the event we are required to prepare an accounting restatement, we will be required to recover incentive-based compensation received by any current or former executive officer based wholly or in part upon the attainment of a financial reporting measure that was erroneously awarded during the three completed fiscal years immediately preceding the date the restatement was required. In addition, as a public company, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

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Stock Ownership Guidelines
On the recommendation of the Compensation Committee, our board of directors has adopted Stock Ownership Guidelines for our executive officers and directors (each a “Covered Individual” and collectively the “Covered Individuals”), determined based on the below:

Title	Guideline Multiple
CEO	3x base salary
All other Officers	1x base salary
Directors	3x annual cash retainer
Shares included in the calculation of a Covered Individual’s stock ownership are (i) shares owned outright by the Covered Individual and by members of his or her immediate family, (ii) shares held in trust for the benefit of the Covered Individual or for the benefit of a member of his or her immediate family, (iii) vested shares under any deferred compensation plans and (iv) vested and unvested time-vested RSUs, net of the estimated shares needed to pay the minimum tax withholding for those vested RSUs. Unexercised options, whether vested or unvested, and unearned PSUs are not considered in the calculation of a Covered Individual’s ownership for purposes of determining whether a Covered Individual has met the applicable guideline. For directors, the annual cash retainer used in the calculation is the annual Board service retainer, excluding additional retainers for service on Board committees or for service as Chair.
The guidelines must be achieved by each Covered Individual as of the end of the calendar year in which occurs the date that is five (5) years after the later of (1) the Effective Date of January 31, 2023 and (2) the date the individual became a Covered Individual (such period of time, the “Compliance Period”). After the Compliance Period, the guidelines will be revised whenever a Covered Individual’s Base Pay (as defined therein) changes by 20% or more from the last Base Pay used to calculate the then-current guideline for such Covered Individual (each, an “Adjustment Date”), and such revised guideline must be achieved by the affected Covered Individual on or before the end of the calendar year in which occurs the date that is three (3) years after the Adjustment Date. As of March 21, 2025, all directors and executive officers meet these guidelines.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Submitted by the members of the Compensation Committee:
Compensation Committee
•Miles D. Harrison (Chair)
•Ellen Goldberg
•G. Bradley Cole
•Rodney Cotton

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table shows compensation awarded to, paid to or earned by our NEOs during the years ended December 31, 2024, 2023, and 2022.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)

Derek J. Maetzold President and CEO	2024	715,572	—	5,283,595	—	921,657	20,250	6,941,074
	2023	686,400	—	—	—	893,350	26,234	1,605,984
	2022	660,000	—	6,102,902	—	771,375	18,300	7,552,577
Frank Stokes Chief Financial Officer	2024	500,042	13,751	1,379,780		338,388	74,563	2,306,525
	2023	488,800	4,888	—	—	316,742	69,820	880,250
	2022	470,000	4,700	1,757,713	—	305,500	69,160	2,607,073
Tobin W. Juvenal Chief Commercial Officer	2024	506,415	13,926	1,563,738	—	342,701	20,150	2,446,931
	2023	482,300	14,469	—	—	312,530	19,800	829,099
	2022	455,000	13,650	1,919,356	—	295,750	18,300	2,702,056
Kristen M. Oelschlager Chief Operating Officer	2024	506,415	13,926	1,563,738	—	342,701	20,150	2,446,931
	2023	482,300	9,646	—	—	312,530	24,008	828,484
	2022	455,000	13,650	1,919,356	—	295,750	18,300	2,702,056
(1)Represents the discretionary portion, if any, of the performance-based cash bonuses earned during the year and paid subsequent to year end, as further described above under “— Annual Performance-Based Cash Bonuses.”
(2)These columns set forth the aggregate grant date fair value of option awards and stock awards, without regard to forfeitures, granted during the year measured pursuant to FASB ASC 718. The valuation assumptions we used in calculating the fair value of options are set forth in Note 15 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Note that the amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our NEOs. The PSUs granted are subject to performance conditions, as defined under FASB ASC 718, and, therefore, the value at the grant date is based upon the probable outcome of such conditions, which corresponds to the single payout scenario under the terms of the PSUs. No equity was awarded in 2023, as further described above under, “—Equity-Based Incentive Awards.”
(3)Amounts reported represent performance-based cash bonuses earned during the year and paid subsequent to year end, as further described above under “—Annual Performance-Based Cash Bonuses,” excluding the discretionary portion included in the Bonus column of the table above.
(4)The amount reported for Mr. Maetzold for 2024 reflects $19,800 in 401(k) matching contributions and $100 in wellness incentive. The amount reported for Mr. Stokes for 2024 reflects expenses paid by the Company to reimburse Mr. Stokes for $27,434 of commercial air travel and parking attributable to commuting from his home in Charlotte, North Carolina to our offices in Friendswood, Texas, $22,479 for lodging, $20,700 in 401(k) matching contributions and $3,600 for cost of vehicle lease payments. The amount reported for Mr. Juvenal for 2024 reflects $19,800 in 401(k) matching contributions and Ms. Oelschlager for 2024 reflects $19,800 in 401(k) matching contributions. Mr. Maetzold, Mr. Stokes, Mr. Juvenal and Ms. Oelschlager all received a $350 holiday gift.

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GRANTS OF PLAN-BASED AWARDS
The following table below shows certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2024.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards (in shares)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Derek J. Maetzold	Cash Incentive	—	411,454	715,572	1,055,469	—	—	—	—	—
	Time-based RSUs	3/4/2024	—	—	—	—	—	—	124,437	2,641,798
	PSUs	3/4/2024	—	—	—	—	124,437	—	—	2,641,798
Frank Stokes	Cash Incentive	—	154,013	275,023	396,033	—	—	—	—	—
	Time-based RSUs	3/4/2024	—	—	—	—	—	—	48,744	1,034,835
	PSUs	3/4/2024	—	—	—	—	16,248	—	—	344,945
Tobin W. Juvenal	Cash Incentive	—	155,976	278,528	401,081	—	—	—	—	—
	Time-based RSUs	3/4/2024	—	—	—	—	—	—	5,543	1,172,809
	PSUs	3/4/2024	—	—	—	—	18,414	—	—	390,929
Kristen M. Oelschlager	Cash Incentive	—	155,976	278,528	401,081	—	—	—	—	—
	Time-based RSUs	3/4/2024	—	—	—	—	—	—	55,243	1,172,809
	PSUs	3/4/2024	—	—	—	—	18,414	—	—	390,929
(1)The amounts reported in these columns represent the range of possible annual cash incentive amounts (at the threshold, target and maximum levels) that could have been paid to each of our NEOs for the year ended December 31, 2024, pursuant to their annual performance-based cash bonus. Each of our NEOs’ cash bonuses, other than Mr. Maetzold’s, is calculated based (i) 80% on achievement of corporate performance goals and (ii) 20% on individual performance objectives. Mr. Maetzold’s annual cash bonus is based entirely (100%) on the achievement of corporate performance goals. The amounts shown as “Threshold” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the minimum level of 58% (calculated based on the specific performance objectives and each goal set at the minimum level at which a payout for performance could have been earned) and at the minimum level at which a payout for individual performance could have been earned of 50% for our NEOs other than Mr. Maetzold. The amounts shown as “Target” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the target level of 100% (calculated based on the specific performance objectives and goals each set at the target level) and at the target level of individual performance of 100% for our NEOs other than Mr. Maetzold. The amounts shown as “Maximum” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the maximum level of 148% (calculated based on the specific performance objectives and goals each set at the maximum level) and at the maximum level of individual performance of 130% for our NEOs other than Mr. Maetzold. Actual payouts made under the Performance-Based Bonus differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned by each NEO for performance in the year ended December 31, 2024, is set forth in the “Summary Compensation Table” above. As such, the amounts set forth in these columns do not represent additional compensation earned by the NEOs for the year ended December 31, 2024. Annual performance-based cash bonuses are discussed in greater detail under the heading “Annual Performance-Based Cash Bonuses” above.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards (1)(2)				Stock Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(4)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(6)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)

Derek J. Maetzold	5/10/2018	98,441	—	2.39	05/09/2028	—	—	—	—
	11/6/2018	20,508	—	2.39	11/11/2028	—	—	—	—
	3/13/2019	65,627	—	3.38	03/12/2029	—	—	—	—
	12/13/2019	170,000	—	29.50	12/12/2029	—	—	—	—
	12/10/2020	87,100	—	59.16	12/09/2030	—	—	—	—
	12/10/2021	79,782	26,594	40.52	12/09/2031	15,424	411,050	—	—
	12/9/2022	—	—	—	—	66,991	1,785,310	—	—
	12/23/2022	—	—	—	—	66,991	1,785,310	—	—
	3/4/2024	—	—	—	—	124,437	3,316,246	124,437	3,316,246
Frank Stokes	12/4/2017	25,137	—	2.39	05/09/2028	—	—	—	—
	3/13/2019	18,712	—	3.38	03/12/2029	—	—	—	—
	12/13/2019	55,000	—	29.50	12/12/2029	—	—	—	—
	12/10/2020	31,000	—	59.16	12/09/2030	—	—	—	—
	12/10/2021	31,912	10,638	40.52	12/09/2031	6,170	164,431	—	—
	12/9/2022	—	—	—	—	29,233	779,059	—	—
	12/23/2022	—	—	—	—	9,744	259,678	—	—
	3/4/2024	—	—	—	—	48,744	1,299,028	16248	433,009
Tobin W. Juvenal	3/13/2019	16,603	—	3.38	03/12/2029	—	—	—	—
	12/13/2019	35,000	—	29.50	12/12/2029	—	—	—	—
	8/4/2020	30,000		41.36	08/03/2030	—	—	—	—
	12/10/2020	29,000	—	59.16	12/09/2030	—	—	—	—
	12/10/2021	31,912	10,638	40.52	12/09/2031	6,170	164,431	—	—
	12/9/2022	—	—	—	—	31,922	850,721	—	—
	12/23/2022	—	—	—	—	10,640	283,556	—	—
	3/4/2024	—	—	—	—	55,243	1,472,226	18,414	490,733
Kristen Oelschlager	3/13/2019	16,610	—	3.38	03/12/2029	—	—	—	—
	12/13/2019	35,000	—	29.50	12/12/2029	—	—	—	—
	8/4/2020	30,000	—	41.36	08/03/2030	—	—	—	—
	12/10/2020	29,000	—	59.16	12/09/2030	—	—	—	—
	12/10/2021	31,912	10,638	40.52	12/09/2031	6,170	164,431	—	—
	12/9/2022	—	—	—	—	31,922	850,721	—	—
	12/23/2022	—	—	—	—	10,640	283,556	—	—
	3/4/2024	—	—	—	—	55,243	1,472,226	18,414	490,733
(1)All of the option awards were granted under either the 2008 Plan, the 2018 Plan or the 2019 Plan and all of the stock awards were granted under the 2019 Plan. Additional information on our equity plans is set forth in Note 15 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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(2)Except for the options to purchase 65,627 shares of common stock granted to Mr. Maetzold with a vesting commencement date of March 13, 2019, which were fully vested upon issuance, each option award vests as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the balance of the shares vest in equal monthly installments thereafter over the next 36 months, provided in each case that the holder is then providing services to us in accordance with the terms of the 2008 Plan, the 2018 Plan or the 2019 Plan, as applicable. Certain option awards are subject to acceleration of vesting, as described under “—Potential Benefits upon Termination or Change-in-Control.”
(3)Unless otherwise indicated, all of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Prior to the IPO, the fair market value of our common stock was determined in good faith by our board of directors. Following the IPO, the fair market value of our common stock is the closing selling price per share of our common stock as reported on the Nasdaq on the date of grant or other relevant determination date.
(4)This column consists of time-based RSUs, which vest in four equal annual installments beginning on the first anniversary of the vesting commencement date, except for performance-based RSUs granted on December 23, 2022, this column reflects the portion of the performance-based RSUs that vest on August 8, 2025, one year following the achievement of the 2022 PSUs Revenue Goal.
(5)Calculated using a price of $26.65 per share, which was the closing price of our common stock as reported on the Nasdaq on December 31, 2024, the last trading day of 2024. With respect to the performance-based RSUs discussed in footnote (6), the amounts shown in this column reflect the single payout scenario for the awards.
(6)This column consists of performance-based RSUs granted in March 2024, which vest based on the achievement of the successful launch of a new commercial test, revenue goal and achieving positive EBITDA. If the successful launch of a new commercial test is achieved, revenue goal is achieved and positive EBITDA is achieved, then 50%, 25% and 25%, respectively, of the performance-based RSUs will vest. The PSUs provide for a single payout scenario, which is used as the basis for the presentation of the PSUs in the table above.

We did not engage in any repricing or other modifications or cancellations to any of our NEOs’ outstanding equity awards during the fiscal year ended December 31, 2024.

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OPTION EXERCISES AND STOCK VESTED IN 2024
The following table sets forth information regarding exercises of stock options and vesting of stock awards, which includes RSUs and PSUs, and the value realized by our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

Derek J. Maetzold	10,686	198,653	121,274	3,448,649
Frank Stokes	—	—	32,531	955,317
Tobin W. Juvenal	11,308	263,205	34,521	1,013,493
Kristen M. Oelschlager	—	—	34,521	1,013,493
(1)Calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised and does not represent actual amounts received by the NEOs as a result of the option exercises.
(2)Calculated based on the closing price of our common stock on the vesting date multiplied by the number of shares underlying each award vested.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following table describes the potential payments and benefits to which the NEOs would have been entitled assuming an eligible termination of employment or change of control occurred on December 31, 2024, the last business day of fiscal 2024. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.
For further information regarding the following table, see the “—Potential Benefits upon Termination of Change-in-Control” section of the Compensation Discussion and Analysis in this Proxy Statement. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of vested plan balances under our 401(k) plan.

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Table of Contents	Executive Compensation Tables

Name	Retirement ($)	Resignation Without Good Reason ($)	Change in Control Covered Period; Termination Without Cause; Resignation With Good Reason ($)		Non-Change in Control Covered Period; Termination Without Cause; Resignation With Good Reason ($)

Derek J. Maetzold
Salary severance	—	715,572	2,146,716		1,073,358
Bonus severance	—	—	2,146,716		1,073,358
Vacation payout	—	523,365	523,365		523,365
COBRA payments	—	—	46,964		23,482
Stock option and RSU acceleration(1)	3,854,496	—	5,512,606		3,666,169
Performance-vesting award acceleration(1)	—	—	5,101,556	(2)	704,342	(3)
Total Estimated Value	3,854,496	1,238,937	15,477,923		7,064,074
Frank Stokes
Salary severance	—	—	500,042		500,042
Bonus severance	—	—	321,630		275,023
Vacation payout	—	—	245,689		245,689
COBRA payments	—	—	22,187		22,238
Stock option and RSU acceleration(1)	—	—	2,242,518		553,947
Performance-vesting award acceleration(1)	—	—	692,687	(2)	102,448	(3)
Total Estimated Value	—	—	4,024,753		1,699,387
Tobin W. Juvenal
Salary severance	—	—	506,415		506,415
Bonus severance	—	—	326,999		278,528
Vacation payout	—	—	320,120		320,120
COBRA payments	—	—	15,433		15,838
Stock option and RSU acceleration(1)	1,325,917	—	2,487,378		589,791
Performance-vesting award acceleration(1)	—	—	774,289	(2)	111,869	(3)
Total Estimated Value	1,325,917	—	4,430,634		1,822,561
Kristen M. Oelschlager
Salary severance	—	—	506,415		506,415
Bonus severance	—	—	322,176		278,528
Vacation payout	—	—	273,131		273,131
COBRA payments	—	—	22,187		22,238
Stock option and RSU acceleration(1)	—	—	2,487,378		589,791
Performance-vesting award acceleration(1)	—	—	774,289	(2)	111,869	(3)
Total Estimated Value	—	—	4,385,576		1,781,972
(1)For each of the applicable outstanding unvested equity award, the dollar amount is calculated as the excess, if any, of the closing price of our common stock on December 31, 2024 ($26.65 per share) over the option exercise price, multiplied by the number of shares underlying the option, and (ii) the closing price of our common stock on December 31, 2024, multiplied by the number of RSUs or PSUs expected to accelerate vest.

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Executive Compensation Tables	Table of Contents
(2)In connection with a change in control, any performance-vesting award will accelerate vesting at 100% of the target level of performance as of the date of covered termination.
(3)In connection with a non-change in control, a prorated number of shares underlying performance-based awards; determined based on the number of days from the start of the performance period until the covered termination, divided by the total performance period, with the number of shares determined based on actual performance as of the end of the relevant performance period. The amount shown assumes that the “target” number of shares underlying performance-based awards were earned at the end of the relevant performance period and reports the prorated portion payable for a covered termination on December 31, 2024.

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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of Derek Maetzold, our CEO, and the median annual total compensation of our employees during fiscal year 2024. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We identified our median employee as of December 31, 2024 based on our entire U.S. workforce of 761 employees after excluding our CEO. As permitted under SEC rules, for purposes of identifying our median employee, we excluded our only non-U.S. employee, or approximately 0.001% of our total employee population. To identify the median employee, we considered gross compensation totals for the year ended December 31, 2024 as our consistently applied measure of compensation. Gross compensation is calculated as the sum of regular salary/wages, bonuses paid and the grant date fair value of equity awards. We annualized salaries for hires made during the year. This process resulted in the identification of an employee whose compensation was anomalous, as that individual was newly hired in 2024. As a result, we substituted an employee near the median whose compensation was viewed as more representative. After identifying the median employee, we calculated the median employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K applicable to the Summary Compensation Table in this Proxy Statement. Our CEO had annual total compensation in 2024 of $6,941,074 and our Median Employee had annual total compensation of $122,372. Therefore, we estimate that our CEO’s annual total compensation in 2024 was approximately 57 times that of the median of the annual total compensation of all of our employees. As disclosed in the Summary Compensation Table, the 2024 total annual compensation for our CEO was significantly higher than the year before that, due to a shift in the timing of the grant of annual equity awards described in the Compensation Discussion and Analysis.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
We are required by SEC rules to disclose certain information regarding compensation paid to our NEOs. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (2) below sets forth the adjustments from the Total Compensation for each NEO reported in the Summary Compensation Table for the relevant year.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:
Year					Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) ($)(4) (in thousands)	Total Revenue ($)(5) (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	6,941,074	9,967,499	2,400,129	3,322,154	77.54	117.30	18,245	332,069
2023	1,605,984	779,818	845,945	496,508	62.79	117.96	(57,466)	219,788
2022	7,552,577	3,081,353	2,670,395	990,266	68.49	112.78	(67,138)	137,039
2021	6,521,857	2,127,860	2,813,079	1,240,785	124.73	125.49	(31,292)	94,085
2020	5,344,639	13,311,700	1,953,619	4,526,526	195.37	125.46	(10,284)	62,649
(1)Mr. Maetzold was our “PEO” for each of the years 2020 through 2024. In this disclosure, we refer to our NEOs other than Mr. Maetzold in any fiscal year as our “Other NEOs” or our “Non-PEO NEOs.” Frank Stokes, Kristen M. Oelschlager and Tobin W. Juvenal were “Other NEOs” for each of the years 2021 through 2024. Frank Stokes and Bernhard E. Spiess, our former Chief Business Officer, were the “Other NEOs” for 2020. The dollar amounts are the total compensation for the covered fiscal year as reported in the Summary Compensation Table pursuant to Regulation S-K, item 402(c)(2)(x), as described under “—Summary Compensation Table.” In the case of the Other NEOs, the amounts reported are an average of the total compensation for the covered fiscal years.
(2)For each year, in determining both the compensation actually paid (“CAP”) for our PEO and the average CAP for our Other NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in column (b) and column (d) for such year.
Mr. Maetzold’s CAP is calculated as follows:

Year	Total Compensation from Summary Compensation Table ($)	Deduct: Stock Awards Value from Summary Compensation Table ($)	Deduct: Option Awards Value from Summary Compensation Table ($)	Add: Change in Fair Value of Awards Vesting During the Year ($)*	Add: Change in Fair Value of Outstanding and Unvested Equity Awards ($)*	Add: Year-End Fair Value of Equity Awards Granted During the Year ($)*	Compensation Actually Paid ($)

2024	6,941,074	5,283,595	—	880,808	796,720	6,632,492	9,967,499

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Table of Contents	Pay Versus Performance
Other NEOs average CAP are as follows:

Year	Total Compensation from Summary Compensation Table ($)	Deduct: Stock Awards Value from Summary Compensation Table ($)	Deduct: Option Awards Value from Summary Compensation Table ($)	Add: Change in Fair Value of Awards Vesting During the Year ($)*	Add: Change in Fair Value of Outstanding and Unvested Equity Awards ($)*	Add: Year-End Fair Value of Equity Awards Granted During the Year ($)*	Average Compensation Actually Paid ($)

2024	2,400,129	1,502,419	—	281,748	256,711	1,885,985	3,322,154
*There were no other assumptions made in the valuation of equity awards that differs materially from those disclosed as of the grant date of such equity awards.
(3)For each fiscal year disclosed the cumulative total shareholder return and peer group cumulative total shareholder return is calculated in the same manner as Item 201(e) of Regulation S-K assuming an initial investment of $100 on December 31, 2019. The peer group used in this calculation is the NASDAQ Biotechnology Total Return Index.
(4)The dollar amounts presented are from our consolidated financial statements appearing in our Annual Report on Form 10-K for each of the reported fiscal years.
(5)This is our Company-Selected Measure provided in accordance with Item 402(v)(2)(vi) of Regulation S-K. The dollar amounts presented are from our consolidated financial statements appearing in our Annual Report on Form 10-K for each of the reported fiscal years.
The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the Non-PEO NEOs included in the Summary Compensation Table and (c) our company-selected measure of total revenue.

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Pay Versus Performance	Table of Contents
The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the Non-PEO NEOs included in the Summary Compensation Table and (c) our total shareholder return and the peer group total shareholder return.
The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the Non-PEO NEOs in the Summary Compensation Table and (c) our net Income (loss).

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Table of Contents	Pay Versus Performance
The following performance measures are the Company’s most important performance measures used by us to link compensation actually paid to our NEOs for the year-end December 31, 2024. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 46.

Performance Measures
Financial Performance Measure:
Revenue
Non-financial Performance Measures:
Reimbursement Rates for our Tests
Pipeline Milestones
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
During 2024 (and in the prior two years) we have not granted stock options, stock appreciation rights, or similar instruments with option-like features to our employees, including our named executive officers. From time to time, the Company may grant stock options to its non-employee members of the Board in circumstances where the Compensation Committee determines appropriate. The Company does not maintain any written policies on the timing of the grant of stock options, stock appreciation rights or similar instruments with option-like features. The Company has established written policies and practices on the timing of the grant of RSUs, which generally provide for preset grant dates.
It is our general policy to neither grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), nor to time the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock.
Based on a review of Form 3 and Form 4 filings with the SEC and representations received from our current directors and executive officers that no Form 5 filings are required, we believe that all Section 16(a) requirements were met with respect to the fiscal year ended December 31, 2024, except as follows: one Form 4 for Frank Stokes covering one transaction was filed late on August 13, 2024 as the result of an administrative error.

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Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	5,962,980	$36.23	1,838,654	(4)
Equity compensation plans not approved by security holders(5)	500,034	—	191,156
Total	6,463,014	$36.23	2,029,810
(1)Consists of the 2008 Plan, the 2018 Plan, the 2019 Plan and the Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”). Additional information on these equity plans is set forth in Note 15 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)Consists of outstanding options to purchase 161,160 shares of common stock under the 2008 Plan, outstanding options to purchase 270,026 shares of common stock under the 2018 Plan, outstanding options to purchase 2,558,577 shares of common stock under the 2019 Plan, 2,697,689 outstanding RSUs under the 2019 Plan, 275,528 outstanding PSUs under the 2019 Plan, and 500,034 outstanding RSUs under the Castle Biosciences, Inc. 2022 Inducement Plan (the “Inducement Plan”). Excludes purchase rights accruing under the ESPP. Shares reserved for issuance under the ESPP are included in column (c).
(3)As RSU and PSU awards have no exercise price, the weighted-average exercise price excludes 2,697,689 outstanding RSUs and 275,528 outstanding PSUs.
(4)Includes 791,974 shares available for issuance under the 2019 Plan and 1,046,680 shares available for purchase under the ESPP. Excludes automatic increases of 1,424,159 shares and 284,831 shares for the 2019 Plan and the ESPP, respectively, that became effective January 1, 2025, pursuant to “evergreen” provisions in the 2019 Plan and the ESPP. On February 28, 2025, 103,441 shares of common stocks were purchased under the ESPP.
(5)Consists of the Inducement Plan. See below under “—Inducement Plan” for details.
INDUCEMENT PLAN
On December 22, 2022, our board of directors adopted and approved the Inducement Plan.
Eligible Award Recipients. The Inducement Plan is used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1.

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Equity Compensation Plan Information	Table of Contents
Stock Awards. The Inducement Plan provides for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, performance cash awards and other forms of stock awards.
Authorized Shares. The initial maximum number of shares of our common stock that may be issued under the Inducement Plan is 350,000 shares. On December 4, 2023, the Board approved an amendment to the Inducement Plan to increase the number of shares reserved for issuance by an additional 400,000 shares. Shares subject to stock awards granted under the Inducement Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Inducement Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the Inducement Plan. Any shares reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Inducement Plan.
Plan Administration. Our board of directors administers the Inducement Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate some of its powers of administration of the Inducement Plan to a committee or committees. Under the Inducement Plan, the plan administrator has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. Awards may only be granted by either (i) a majority of our independent directors or (ii) our Compensation Committee.
Under the Inducement Plan, neither the board of directors nor any committee has the authority to (i) reduce the exercise price or strike price of any outstanding options or stock appreciation rights, or (ii) cancel any outstanding options or stock appreciation rights that have an exercise price greater than the current fair market value in exchange for cash or other awards, unless our stockholders have approved such an action within twelve months prior to such an event.
Stock Options and Stock Appreciation Rights. Each stock option or stock appreciation right is granted in such form and contain such terms and conditions as the plan administrator deems appropriate. All options are separately designated as NSOs at the time of grant. The plan administrator determines the exercise price for each stock option or stock appreciation right, within the terms and conditions of the Inducement Plan, provided that the exercise price of a stock option or stock appreciation right generally cannot be less than 100% of the fair market value of our common stock on the date of grant. The vesting provisions of individual awards of stock options and stock appreciation rights may vary.
The plan administrator determines the term of stock options and stock appreciation rights granted under the Inducement Plan, up to a maximum of 10 years. Unless the terms of a stock option agreement or stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the participant may exercise any vested options or stock appreciation rights for a period of three months following the cessation of service, or such longer or shorter period specified in the stock option agreement or stock appreciation right agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless the termination is for cause. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock options or stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock options or stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the participant, (4) a net exercise of the option, or (5) other legal consideration approved by the plan administrator.

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Table of Contents	Equity Compensation Plan Information
Unless the plan administrator provides otherwise, stock options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) a stock option or stock appreciation right may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) a participant may designate a beneficiary who may exercise the option following the participant’s death.
Restricted Stock Unit Awards. RSU awards are granted in such form and contain such terms and conditions as the plan administrator deems appropriate. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted in such form and contain such terms and conditions as the plan administrator deems appropriate. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Performance Awards. The Inducement Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
The performance goals that may be selected include one or more of the following: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by a majority of our independent directors or our compensation committee.

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Equity Compensation Plan Information	Table of Contents
The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. A majority of our independent directors or our compensation committee is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of a majority of our independent directors or the compensation committee’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, a majority of our independent directors or our compensation committee is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, a majority of our independent directors or our compensation committee is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the FASB; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by a majority of our independent directors or our compensation committee.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Capitalization Adjustments. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Inducement Plan, (2) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. The Inducement Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:
•arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

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Table of Contents	Equity Compensation Plan Information
The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.
Under the Inducement Plan, a corporate transaction is generally the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the Inducement Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the Inducement Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) a complete dissolution or liquidation of us or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on December 22, 2023 (the effective date of the Inducement Plan), or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.
Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the Inducement Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Stockholder approval is required for any amendment to the extent required by law. No stock awards may be granted under the Inducement Plan while it is suspended or after it is terminated.

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Transactions with Related Persons and Indemnifications
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or another independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
CERTAIN RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Compensation Discussion and Analysis” and “Director Compensation.”

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Table of Contents	Transactions with Related Persons and Indemnification
Employment of Immediate Family Members of Executive Officers
Three of Derek J. Maetzold’s children, John Maetzold, Emily Kirk and Peter Maetzold and his brother-in-law, Greg Holzapfel are employed by the Company in non-officer positions. John Maetzold is a National Sales Director, Emily Kirk is an Executive Area Manager, Peter Maetzold is a Program Manager and Greg Holzapfel is our Director of Cyber Security & Infrastructure. For the year ended December 31, 2024, John Maetzold, Emily Kirk, Peter Maetzold and Greg Holzapfel received aggregate compensation of $897,469, $346,423, $336,851, and $493,498, respectively, of which $189,032, $46,918, $39,360, and$60,718, respectively, represents the aggregate grant date fair value of stock awards granted in 2024.
Tobin W. Juvenal’s son, Ryan Juvenal is employed by the Company in a non-officer position. Ryan Juvenal is a Senior Regional Business Director. For the year ended December 31, 2024, Ryan Juvenal received aggregate compensation of $446,323. For 2024, $60,718 represents the aggregate grant date fair value of stock awards.
Kristen M. Oelschlager’s two children, Allysa Topel, Shelby Oelschlager, and son-in-law, Joshua Albers are or were employed by the Company in non-officer positions. Allysa Topel was an Associate Director of Strategy and Clinical Services, employed by the Company until December 2024. Shelby Oelschlager is a Clinical Research Associate II and Joshua Albers is our Director of Software & Application Development. For the year ended December 31, 2024, Allysa Topel, Shelby Oelschlager and Joshua Albers received aggregate compensation of $241,848, $181,978 and $479,737, respectively, of which $39,360, $24,751, and $60,718, respectively, represents the aggregate grant date fair value of stock awards granted in 2024.
The 2023 annual stock award was shifted from the fourth quarter of 2023 to the first quarter of the proceeding year, after reporting of 2023 year-end earnings.
These amounts of compensation were calculated using the same methodology as used in the Summary Compensation Table in the section titled “Executive Compensation.” Each of the foregoing transactions were reviewed and approved by our Audit Committee in accordance with Rule 5630(a) of the Nasdaq listing rules.
AltheaDx Merger Agreement
On April 26, 2022, we completed the acquisition of 100% of the equity interests in AltheaDx, a commercial-stage molecular diagnostics company specializing in the field of PGx, pursuant to an Agreement and Plan of Merger dated April 4, 2022.
We paid $47.6 million in initial consideration to AltheaDx security holders, consisting of $30.5 million in cash and 763,887 shares of our common stock, which were valued at $17.1 million using the closing price of our common stock on April 26, 2022 of $22.40 per share. Further, up to an additional $75.0 million in cash and Castle common stock was initially payable in connection with the achievement of certain milestones based on 2022, 2023 and 2024 performance and expanded Medicare coverage for IDgenetix, AltheaDx’s PGx test for depression and anxiety.
Derek J. Maetzold, our President and CEO and a member of our board of directors, and Daniel M. Bradbury, the Chair of our board of directors, each served on the board of directors of AltheaDx until the time of the closing of the transaction. Further, each of the following individuals was a direct or indirect beneficial owner of AltheaDx securities and received the following amounts of initial consideration: Mr. Bradbury ($3,682,959); Mr. Maetzold ($1,347,172); Thomas Sullivan ($202,089), John Maetzold ($53,914) and Peter Maetzold ($33,693), immediate family members of Mr. Maetzold; Frank Stokes, the Company’s Chief Financial Officer ($67,388); Tobin W. Juvenal, the Company’s Chief Commercial Officer ($134,739); Kristen Oelschlager, the Company’s Chief Operating Officer ($404,178); and Joshua Albers ($33,693) and Allysa Topel ($13,492), immediate family members of Ms. Oelschlager. In calculating the foregoing amounts, the Castle shares issued to these individuals were valued using the closing price of our common stock on April 26, 2022 of $22.40 per share.
As of December 31, 2024, the milestone period ended, and no future obligations remain for AltheaDx earnout payments, with the contingent consideration liability determined to be zero. The named related parties above did not receive additional contingent consideration over the duration of the milestone and contingent consideration period.

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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this meeting, a number of brokers with account holders who are Castle stockholders will be “householding” the Company’s proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability Proxy Materials, please notify your broker or Castle. Direct your written request to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary or call us at (866) 788-9007. If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other organization that holds your shares to request information about eliminating duplicate mailings.

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Annual Report on Form 10-K
Our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge on our website at www.CastleBiosciences.com on the “Company” page by selecting “Investors,” “Financials,” and then “Annual Reports,” as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. You may request a copy of our SEC filings, including a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the foregoing corporate documents, at no cost to you, by writing to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Investor Relations.

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Questions and Answers about these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors of the Company is soliciting your proxy to vote at Castle’s 2025 annual meeting of stockholders (including any adjournments, continuations or postponements thereof). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of proxy materials may be found in the Notice.
We intend to mail the Notice on or about April 9, 2025, to all stockholders of record as of the close of business on April 1, 2025, the record date for the Annual Meeting, entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, May 22, 2025, at 10:00 a.m. Central Time at the San Luis Resort, Spa and Conference Center, 5222 Seawall Boulevard, Galveston, TX 77551. Directions to the Annual Meeting may be found at www.CastleBiosciences.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not incorporate by reference into this Proxy Statement the information on or accessible through our website. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 1, 2025, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On this record date, there were 28,844,937 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, as of the close of business on April 1, 2025, your shares were registered directly in your name with Castle’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Agent
If, as of the close of business on April 1, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

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Table of Contents	Questions and Answers
You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
On what matters am I voting?
There are four matters scheduled for a vote:
•Proposal 1: To elect the three Class III directors nominees named herein to hold office until the 2028 annual meeting of stockholders;
•Proposal 2: To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•Proposal 3: To approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement (commonly known as a Say-on-Pay proposal); and
•Proposal 4: To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law.
What are the voting recommendations of Castle’s board of directors?
Our board of directors recommends that you vote:
•“FOR ALL” the election of the three Class III directors nominees named herein to hold office until the 2028 annual meeting of stockholders (Proposal 1);
•“FOR” the ratification of the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);
•“FOR” the approval, on an advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement (Proposal 3); and
•“FOR” the approval, on officer exculpation (Proposal 4).
What if another matter is properly brought before the Annual Meeting?
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
How do I vote?
You may (1) vote “FOR ALL” three Class III director nominees, (2) withhold your vote for all three Class III director nominees by selecting “WITHHOLD ALL”, or (3) vote “FOR ALL EXCEPT______” any Class III director nominee you specify by following the instructions on your proxy card. For each of Proposal 2, Proposal 3 and Proposal 4, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting even if you have already voted by proxy. In such case and if you vote at the Annual Meeting, your previously submitted proxy will be disregarded.

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Questions and Answers	Table of Contents
•To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2025, to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2025, to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Castle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR ALL” the election of the three Class III director nominees (Proposal 1), “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), “FOR” the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3) and “FOR” the approval of the Officer Exculpation Amendment (Proposal 4), If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with

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Table of Contents	Questions and Answers
respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have also engaged Morrow Sodali LLC to assist in the solicitation of proxies for a fee of approximately $13,500, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I revoke or otherwise change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to:
Castle Biosciences, Inc.,
Attn: Corporate Secretary:
505 S. Friendswood Drive, Suite 401;
Friendswood, Texas 77546,
•You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

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Questions and Answers	Table of Contents
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted by Wednesday, December 10, 2025 and you must comply with all applicable requirements of Rule 14a-8 promulgated under Exchange Act. Pursuant to the advance notice procedures set forth in our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal must be submitted not later than the close of business on Saturday, February 21, 2026 and no earlier than the close of business on Thursday, January 22, 2026; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after Friday, May 22, 2026, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In order for stockholders to give timely notice of director nominations at next year’s annual meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as described above under the advance notice procedures set forth in our amended and restated bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.
You should also review our amended and restated bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals must be submitted in writing to our Corporate Secretary at our principal executive offices at 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) for the proposal to elect directors (Proposal 1), votes “FOR ALL,” “WITHHOLD ALL” and broker non-votes, provided, that votes “FOR ALL EXCEPT _________” will be counted as “FOR” each Class III director nominee who is not listed as an exception and “WITHOLD” for any Class III director nominee who is listed as an exception; (ii) with respect to Proposal 2, votes “FOR” and “AGAINST” and abstentions; and (iii) with respect to Proposals 3 and 4, votes “FOR” and “AGAINST,” abstentions and broker non-votes.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable NYSE rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of Directors	Nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors	No effect	No effect

2	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	“FOR” votes from the holders of the majority of shares present in person, by remote communication, or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)

3	Advisory approval of the compensation of our NEOs	“FOR” votes from the holders of the majority of shares present in person, by remote communication, or represented by proxy and entitled to vote on the subject matter	Against	No effect

4	Officer Exculpation Amendment	“FOR” votes from the holders of a majority of the outstanding shares of our common stock entitled to vote thereon	Against	Against
(1)This proposal is considered to be a “routine” matter under applicable NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On April 1, 2025, the record date for the Annual Meeting, there were 28,844,937 shares outstanding and entitled to vote. Thus, the holders of 14,422,469 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker-non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Other Matters
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
By Order of the Board of Directors,
Derek J. Maetzold
President and Chief Executive Officer
April 9, 2025

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APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CASTLE BIOSCIENCES, INC.

Derek Maetzold hereby certifies that:

ONE: He is the duly elected and acting President and Chief Executive Officer of Castle Biosciences, Inc., a Delaware corporation.

TWO: The date of filing of said corporation’s original certificate of incorporation with the Delaware Secretary of State was September 12, 2007.

THREE: The Eighth~~Seventh~~ Amended and Restated Certificate of Incorporation of the corporation, as amended, is hereby amended and restated to read in its entirety as follows:

I.

The name of this corporation is Castle Biosciences, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle and the name of its registered agent at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 210,000,000 shares. 200,000,000 shares shall be Common Stock, each having a par value of $0.001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

Castle Biosciences 2025 Proxy Statement	97

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

D. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E. The Board of Directors is expressly empowered to adopt, amend or repeal the Amended and Restated Bylaws of the Company (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

98	Castle Biosciences 2025 Proxy Statement

F. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

G. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders of the Company by written consent or electronic transmission.

H. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws.

VI.

A. The liability of a director of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders; (3) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (4) any action or proceeding to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (6) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

C. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Certificate of Incorporation.

Castle Biosciences 2025 Proxy Statement	99

VIII.

A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time, subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then‑outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII or VIII of this Certificate of Incorporation.

IX.

The liability of the officers of the Company for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under applicable law. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article IX.

* * * *

FOUR: This Certificate of Incorporation has been duly adopted and approved by the Board of Directors and by written consent of the stockholders in accordance with Sections ~~228,~~ 242 and 245 of the DGCL. ~~and written notice of such action has been given as provided in section 228 of the DGCL.~~

[Signature page follows]

In Witness Whereof, Castle Biosciences, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this _________ day of _________, 2025.

Castle Biosciences, Inc.

Derek Maetzold
President and Chief Executive Officer

100	Castle Biosciences 2025 Proxy Statement

CASTLE BIOSCIENCES

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
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V71388-P24854

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASTLE BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect the three Class III directors listed below to hold office until the 2028 Annual Meeting of Stockholders.

Nominees:

01) Kimberlee S. Caple
02) G. Bradley Cole
03) Derek Maetzold

The Board of Directors recommends you vote FOR the following Proposals 2, 3, and 4.

NOTE: The proxies may vote in their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. **This section must be completed for your Instructions to be executed.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CASTLE BIOSCIENCES

Annual Meeting of Stockholders
May 22, 2025, 10:00 a.m. (Local Time)
The San Luis Resort

Spa and Conference Center

5222 Seawall Boulevard

Galveston, Texas 77551

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66218-P24854

Proxy – Castle Biosciences, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders
Thursday, May 22, 2025, 10:00 a.m. (Local Time)

The stockholder(s) hereby appoint(s) Derek J. Maetzold and Frank Stokes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CASTLE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Local Time) on Thursday, May 22, 2025, at the San Luis Resort, Spa and Conference Center 5222 Seawall Boulevard, Galveston, Texas 77551, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Please email your address changes or comments to: IR@castlebiosciences.com.

Continued and to be signed on reverse side